CREDIT AGREEMENT

                         dated as of September 26, 2000,

                                  by and among

                      HORIZON PERSONAL COMMUNICATIONS, INC.

                                       and

                  BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC,
                                  as Borrowers,

                                HORIZON PCS, INC.

                                       and

                   certain Subsidiaries of Horizon PCS, Inc.,
                  as Guarantors from time to time party hereto,

                         the Lenders referred to herein,

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,

                      WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                NEW YORK BRANCH,
                        as Syndication Agent and Arranger

                                       and

                              FORTIS CAPITAL CORP.,
                             as Documentation Agent


                          FIRST UNION SECURITIES, INC.,
                   as Sole Lead Arranger and Sole Book Runner

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS.........................................................2
         Section 1.1          Definitions......................................2
         Section 1.2          General.........................................27
         Section 1.3          Other Definitions and Provisions................27

ARTICLE II  CREDIT FACILITIES.................................................27
         Section 2.1          Revolving Loans.................................27
         Section 2.2          Swingline Loan Subfacility......................29
         Section 2.3          Letter of Credit Subfacility....................30
         Section 2.4          Term Loan A.....................................35
         Section 2.5          Term Loan B.....................................37
         Section 2.6          Additional Term Loan............................38

ARTICLE III  FEES; PREPAYMENTS, INTEREST; GENERAL LOAN PROVISIONS.............39
         Section 3.1          Fees............................................39
         Section 3.2          Reduction of Revolving Commitments
                                or Term Loan A Commitments....................40
         Section 3.3          Prepayments.....................................42
         Section 3.4          Minimum Borrowing Amounts; Principal Amount of
                                Tranches; Lending Office......................45
         Section 3.5          Interest; Interest Payment Dates................45
         Section 3.6          Conversion Options..............................46
         Section 3.7          Computation of Interest and Fees................46
         Section 3.8          Pro Rata Treatment and Payments.................47
         Section 3.9          Non-Receipt of Funds by the
                                Administrative Agent..........................48
         Section 3.10         Inability to Determine Interest Rate............49
         Section 3.11         Illegality......................................49
         Section 3.12         Requirements of Law.............................50
         Section 3.13         Indemnity.......................................51
         Section 3.14         Taxes...........................................51
         Section 3.15         Joint and Several Obligations of Borrowers......54
         Section 3.16         Defaulting Lender; Limitation on Claims.........54
         Section 3.17         Security........................................55

ARTICLE IV  CLOSING: CONDITIONS OF CLOSING AND BORROWING......................55
         Section 4.1          Closing.........................................55
         Section 4.2          Conditions to Effectiveness.....................55
         Section 4.3          Conditions to Initial Extensions of Credit......60
         Section 4.4          Conditions to All Extensions of Credit..........60

ARTICLE V  REPRESENTATIONS AND WARRANTIES.....................................61
         Section 5.1          Representations and Warranties..................61
         Section 5.2          Survival of Representations and
                                Warranties, Etc...............................69

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

ARTICLE VI  FINANCIAL INFORMATION AND NOTICES.................................69
         Section 6.1          Financial Statements and Projections............69
         Section 6.2          Officer's Compliance Certificate................71
         Section 6.3          Accountants' Certificate........................71
         Section 6.4          Other Reports...................................71
         Section 6.5          Notice of Litigation and Other Matters..........72
         Section 6.6          Accuracy of Information.........................73

ARTICLE VII  AFFIRMATIVE COVENANTS............................................73
         Section 7.1          Preservation of Corporate Existence
                                and Related Matters...........................74
         Section 7.2          Maintenance of Property.........................74
         Section 7.3          Insurance.......................................74
         Section 7.4          Accounting Methods and Financial Records........74
         Section 7.5          Payment and Performance of
                                Credit Party Obligations......................74
         Section 7.6          Compliance With Laws and Approvals..............75
         Section 7.7          Environmental Laws..............................75
         Section 7.8          Compliance with ERISA...........................75
         Section 7.9          Compliance With Agreements......................75
         Section 7.10         Conduct of Business.............................76
         Section 7.11         Visits and Inspections..........................76
         Section 7.12         Additional Subsidiaries and Collateral..........76
         Section 7.13         Hedging Agreements..............................77
         Section 7.14         Use of Proceeds.................................77
         Section 7.15         Landlord Waivers................................77
         Section 7.16         Further Assurances..............................78

ARTICLE VIII  FINANCIAL COVENANTS.............................................78
         Section 8.1          Stage 1 Covenants...............................78
         Section 8.2          Stage 2 Covenants...............................81

ARTICLE IX  NEGATIVE COVENANTS................................................83
         Section 9.1          Limitations on Indebtedness.....................83
         Section 9.2          Limitations on Guaranty Obligations.............84
         Section 9.3          Limitations on Liens............................84
         Section 9.4          Limitations on Loans, Advances,
                                Investments and Acquisitions..................85
         Section 9.5          Limitations on Mergers and Liquidation..........86
         Section 9.6          Limitations on Sale of Assets...................86
         Section 9.7          Limitations on Dividends and Distributions......87
         Section 9.8          Limitations on Exchange and
                                Issuance of Capital Stock.....................88
         Section 9.9          Transactions with Affiliates....................88
         Section 9.10         Certain Accounting Changes......................88
         Section 9.11         Amendments; Payments and Prepayments
                                of Subordinated Debt..........................88
         Section 9.12         Charter Documents; Material Contracts...........89
         Section 9.13         Restrictive Agreements..........................89
         Section 9.14         Stay, Extension and Usury Laws..................89

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

ARTICLE X  DEFAULT AND REMEDIES...............................................89
         Section 10.1         Events of Default...............................89
         Section 10.2         Remedies........................................93
         Section 10.3         Rights and Remedies Cumulative;
                                Non-Waiver; etc...............................94

ARTICLE XI  THE ADMINISTRATIVE AGENT..........................................94
         Section 11.1         Appointment.....................................94
         Section 11.2         Delegation of Duties............................94
         Section 11.3         Exculpatory Provisions..........................95
         Section 11.4         Reliance by the Administrative Agent............95
         Section 11.5         Notice of Default...............................95
         Section 11.6         Non-Reliance on the Administrative
                                Agent and Other Lenders.......................96
         Section 11.7         Indemnification.................................96
         Section 11.8         The Administrative Agent in Its
                                Individual Capacity...........................97
         Section 11.9         Resignation of the Administrative Agent,
                                Successor Administrative Agent................97

ARTICLE XII  MISCELLANEOUS....................................................98
         Section 12.1         Notices.........................................98
         Section 12.2         Expenses; Indemnity.............................99
         Section 12.3         Set-off........................................100
         Section 12.4         Governing Law..................................100
         Section 12.5         Consent to Jurisdiction........................100
         Section 12.6         Binding Arbitration; Waiver of Jury Trial......100
         Section 12.7         Reversal of Payments...........................102
         Section 12.8         Injunctive Relief; Punitive Damages............102
         Section 12.9         Accounting Matters.............................102
         Section 12.10        Successors and Assigns; Participations.........103
         Section 12.11        Amendments, Waivers and Consents...............106
         Section 12.12        Performance of Duties..........................106
         Section 12.13        All Powers Coupled with Interest...............106
         Section 12.14        Survival of Indemnities........................107
         Section 12.15        Titles and Captions............................107
         Section 12.16        Severability of Provisions.....................107
         Section 12.17        Counterparts...................................107
         Section 12.18        Term of Agreement..............................107
         Section 12.19        Inconsistencies with Other Documents;
                                Independent Effect of Covenants..............108

ARTICLE XIII  GUARANTY.......................................................108
         Section 13.1         The Guaranty...................................108
         Section 13.2         Bankruptcy.....................................109
         Section 13.3         Nature of Liability............................109
         Section 13.4         Independent Obligation.........................110
         Section 13.5         Authorization..................................110
         Section 13.6         Reliance.......................................110
         Section 13.7         Waiver.........................................110

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

         Section 13.8         Limitation on Enforcement......................111
         Section 13.9         Confirmation of Payment........................112

SCHEDULES


Schedule 1.1(a)           Account Designation Letter
Schedule 2.1(a)           Lenders and Commitments
Schedule 2.1(b)(i)        Form of Notice of Borrowing
Schedule 2.1(d)           Form of Revolving Note
Schedule 2.2(d)           Form of Swingline Note
Schedule 2.4(d)           Form of Term Loan A Note
Schedule 2.5(c)           Form of Term Loan B Note
Schedule 3.6              Form of Notice of Conversion/Extension
Schedule 3.14             3.14 Certificate
Schedule 5.1(a)           Jurisdictions; Chief Executive Offices
Schedule 5.1(b)           Subsidiaries; Stock Ownership
Schedule 5.1(d)           Consents; Compliance with Laws; etc.
Schedule 5.1(i)           ERISA
Schedule 5.1(l)           Material Contracts
Schedule 5.1(m)           Labor Matters
Schedule 5.1(r)           Real Property and Collateral Locations
Schedule 5.1(t)           Indebtedness and Guaranty Obligations
Schedule 5.1(u)           Litigation
Schedule 5.1(w)           Communications Licenses
Schedule 5.1(y)           Sprint Agreements
Schedule 6.2              Form of Officer's Compliance Certificate
Schedule 7.3              Insurance
Schedule 7.12             Form of Joinder Agreement
Schedule 9.3(g)           Liens
Schedule 9.4              Investments
Schedule 9.9              Transactions with Affiliates
Schedule 12.1             Lenders' Lending Offices
Schedule 12.10            Form of Assignment and Acceptance


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

     CREDIT AGREEMENT, dated as of September 26, 2000, by and among HORIZON PERSONAL COMMUNICATIONS, INC., an Ohio corporation (the "Company") and BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC, an Ohio limited liability company ("Bright") (individually each of the Company and Bright, a "Borrower" and collectively, the "Borrowers"), HORIZON PCS, INC. (the "Parent") and certain Subsidiaries of the Parent from time to time party hereto (individually each of the Parent and such Subsidiaries, a "Guarantor" and collectively, the "Guarantors"), the several banks and other financial institutions as may from time to time become parties to this Agreement (individually a "Lender" and collectively the "Lenders"), FIRST UNION NATIONAL BANK, as Administrative Agent (the "Administrative Agent"), WESTDEUTSCHE LANDESBANK GIROZENTRALE, as Syndication Agent and Arranger (the "Syndication Agent") and FORTIS CAPITAL CORP., as Documentation Agent (the "Documentation Agent").


                              STATEMENT OF PURPOSE

     WHEREAS, the Borrowers have entered into certain Sprint Agreements (as defined herein) with Sprint PCS and its affiliates pursuant to which the Borrowers have been granted rights and licenses to utilize certain FCC licenses, trademarks and service marks owned by Sprint PCS or its affiliates;

     WHEREAS, the Borrowers have requested the Lenders to make loans and other extensions of credit available to the Borrowers (a) to finance the direct cost of the construction and operation of a regional digital wireless telecommunications network on the Sprint PCS System, (b) to finance transaction costs and expenses related to the Initial Equity Offering (as defined herein), the High Yield Offering (as defined herein) and the closing of this Credit Agreement, (c) to repay certain existing Indebtedness, (d) to make payments under the Supply Agreement and (e) to finance working capital and other general corporate purposes; and

     WHEREAS, the Lenders have agreed to extend certain credit facilities on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS.

     The following terms when used in this Agreement shall have the meanings assigned to them below:

     "Account Designation Letter" shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrowers to the Administrative Agent substantially in the form attached hereto as Schedule 1.1(a).

     "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 7.12.

     "Additional Term Loan" shall have the meaning set forth in Section 2.6.

     "Administrative Agent's Office" shall mean the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

     "Affiliate" shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities or other ownership interests having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Administrative Agent" shall have the meaning set forth in the first paragraph of this Agreement and any successors in such capacity.

     "Agreement" or "Credit Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

     "Alliance Agreements" shall mean a collective reference to each of the
(a) Network Services Agreement dated as of August 12, 1999 among the Alliances and the Company and (b) Assignment and Agreement dated as of August 12, 1999 among the Alliances, SprintCom, Inc. and the Company.

     "Alliances" shall mean a collective reference to Virginia PCS Alliance, L.C. and West Virginia PCS Alliance, L.C., together with their successors and assigns.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced or established from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

     "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

     "Applicable Percentage" shall mean, for any day, (a) during the Stage 1 Covenant Period, the rate per annum set forth below under the heading "Stage 1 Covenant Period" and (b) during the Stage 2 Covenant Period, the rate per annum set forth below under the heading "Stage 2 Covenant Period" and opposite the applicable Level then in effect, it being understood that, in each case, the Applicable Percentage for (i) Revolving Loans and the Term Loan A which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Revolving Loans and the Term Loan A", (ii) Revolving Loans and the Term Loan A which are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin for Revolving Loans, the Term Loan A and Letter of Credit Fee", (iii) Term Loan B which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Term Loan B", (iv) Term Loan B which are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin for Term Loan B", and (v) the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin for Revolving Loans, the Term Loan A and Letter of Credit Fee":

STAGE 1 COVENANT PERIOD

         Alternate Base Rate Margin for             LIBOR Rate Margin for

                                              Revolving Loans,
         Revolving Loans                      the Term Loan
           and the Term                        A and Letter
              Loan A        Term Loan B       of Credit Fees       Term Loan B

              2.50%             3.00%              3.50%               4.00%

STAGE 2 COVENANT PERIOD


                            Alternate Base Rate           LIBOR Rate Margin
         Leverage                 Margin for                      for
Level     Ratio
                            Revolving                  Revolving
                            Loans and      Term     Loans, the Term        Term
                            the Term      Loan B      Loan A and          Loan B
                             Loan A                    Letter of
                                                      Credit Fees

I        greater than or      2.25%        3.00%         3.25%             4.00%
            equal to
          10.0 to 1.0

II          less than         2.00%        3.00%         3.00%             4.00%
         10.0 to 1.0 but
         greater than or
            equal to
           8.0 to 1.0

III         less than         1.75%        3.00%         2.75%             4.00%
         8.0 to 1.0 but
         greater than or
            equal to
           7.0 to 1.0

IV          less than         1.50%        3.00%         2.50%             4.00%
         7.0 to 1.0 but
         greater than or
            equal to
           6.0 to 1.0

V           less than         1.25%        3.00%         2.25%             4.00%
         6.0 to 1.0 but
        greater than or
            equal to
           5.0 to 1.0

VI          less than
           5.0 to 1.0       1.00%         3.00%         2.00%             4.00%


     During the Stage 2 Covenant Period, the Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrowers the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 6.1(b) and 6.2 (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. During the Stage 2 Covenant Period, if the Borrowers shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 6.1(b) and 6.2, the Applicable Percentages from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrowers were so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio. For purposes hereof, the Leverage Ratio shall be determined in accordance with Section 5.9(a).

     "Apollo Management" shall mean Apollo Management IV, L.P. and affiliated funds.

     "Approved Budget" shall mean the annual budget delivered in conjunction with the annual financial statements required pursuant to Section 6.1(b) demonstrating projected income statements, cash flow and balance sheets, projected covered population and PCS Subscribers, and such other information as reasonably requested by the Administrative Agent, in a format reasonably acceptable to the Required Lenders.

     "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Credit Parties or any of their Subsidiaries, whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not in any event include (a) Specified Sales, (b) dispositions of property or assets permitted by Section 9.6(b)(ii) or Section 9.6(c) hereof or (c) any Debt Issuance or Equity Issuance or Recovery Event.

     "Assignment and Acceptance" shall have the meaning set forth in Section 12.10.

     "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "Borrower" and "Borrowers" shall have the meaning set forth in the first paragraph of this Agreement.

     "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

     "Bright" shall have the meaning set forth in the first paragraph of this Agreement.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

     "Business Plan" shall mean the initial business plan of the Borrowers setting forth the management case of the Borrowers and their Subsidiaries dated June 28, 2000, as amended from time to time, which includes a capital budget, a construction budget for the Network, projections on a quarterly basis for the three year period and on an annual basis for the ten year period following the date of such Business Plan and a schedule of each estimated borrowing, in each case consistent with the rest of the Business Plan, as approved by the Administrative Agent and the Required Lenders and as such Business Plan is revised from time to time by the Borrowers in a format reasonably acceptable to the Administrative Agent and the Required Lenders.

     "Capital Expenditures" shall mean all expenditures of the Borrowers and their Subsidiaries which in accordance with GAAP would be classified as capital expenditures, including without limitation, Capital Lease Obligations, but excluding capital expenditures made with insurance proceeds in connection with a Recovery Event and proceeds from an asset sale permitted by Section 9.6.

     "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

     "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Carry-Forward Amount" shall have the meaning set forth in Section 8.11(g) hereof.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or any Eligible Assignee which is a domestic commercial bank or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or commercial paper and variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P, Moody's and (vii) shares of money market mutual or similar funds which invest substantially in assets satisfying the requirements of clauses (i) through (vi) of this definition.

     "Closing Date" shall mean the date of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents.

     "Collateral Assignment of Contract Rights" shall mean a collective reference to each Collateral Assignment of Contract Rights entered into between one or both Borrowers and the Administrative Agent pursuant to which such Borrower(s) collaterally assigns its rights under a Material Contract, as such Collateral Assignment of Contract Rights may be amended, modified, supplemented, replaced or restated from time to time.

     "Commitment" shall mean the Revolving Commitment, the LOC Commitment, the Swingline Commitment, the Term Loan A Commitment, the Term Loan B Commitment, individually or collectively, as appropriate.

     "Commitment Fee" shall have the meaning set forth in Section 3.1(a).

     "Commitment Percentage" shall mean the Revolving Commitment Percentage, the LOC Commitment Percentage, the Term Loan A Commitment Percentage and/or the Term Loan B Commitment Percentage, as appropriate.

     "Commitment Period" shall mean the period from and including the Funding Date to but not including the Revolving Commitment Termination Date.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under Section 414 of the Code.

     "Communications Law" shall mean the Communications Act of 1934, as amended, and all rules and regulations thereunder, or any successor statute or statutes thereto (including, without limitation, the Telecommunications Act of 1996) and all rules and regulations thereunder, and all rules and regulations of the FCC, any applicable PUC or any other applicable Governmental Authority related to the provision of telecommunication or broadcast services, each as amended or supplemented from time to time.

     "Communications License" shall mean, with respect to the Network, any license for the provision of telephony service, data transport, internet access and other related services, and any other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC or other applicable Governmental Authority, including, without limitation, any PUC Authorization and any of the foregoing authorizing or permitting the acquisition, construction or operation of the Network.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Consents" shall mean a collective reference to each of (a) the Sprint Consent, (b) with respect to the Horizon Services Agreement, the Consent to Collateral Assignment of Contract Rights dated as of the Closing Date among Horizon Services, the Borrowers and the Administrative Agent, (c) with respect to the Supply Agreement, the Consent to Collateral Assignment of Contract Rights dated as of the Closing Date among Motorola, Inc., the Company and the

Administrative Agent, (d) with respect to the SBA Agreements, the Consent to Collateral Assignment of Contract Rights dated as of the Closing Date among SBA Towers, Inc., the Company and the Administrative Agent, (e) with respect to the Alliance Agreements, the Consent to Collateral Assignment of Contract Rights dated as of the Closing Date among the Alliances, the Company and the Administrative Agent, and (f) with respect to any other Material Contract, a Consent to Collateral Assignment of Contract Rights among the parties to such Material Contract and the Administrative Agent, as reasonably requested by the Administrative Agent, substantially in the form of the Consents to Collateral Assignment of Contract Rights referred to in clauses (b) - (e) above.

     "Consolidated" shall mean, when used with reference to financial statements or financial statement items of any Person and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Consolidated Cash Taxes" shall mean, for any period, with respect to any Person and its Subsidiaries on a Consolidated basis, the aggregate of all taxes for such period, to the extent the same are paid in cash during such period. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

     "Consolidated Current Assets" shall mean all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a Consolidated balance sheet of any Person and its Subsidiaries at such date, excluding cash and Cash Equivalents.

     "Consolidated Current Liabilities" shall mean all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a Consolidated balance sheet of any Person and its Subsidiaries at such date, but excluding the current portion of any Indebtedness (including accrued but unpaid interest) to the extent otherwise included therein.

     "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income plus, to the extent the following items are deducted in calculating Consolidated Net Income, the sum of the following (without duplication): (i) Consolidated Interest Expense, plus (ii) all provisions for any Federal, state, local and foreign income, franchise, withholding, value added and similar taxes for such period, plus (iii) depreciation, amortization and other non-cash charges for such period, plus (iv) extraordinary losses for such period, minus (v) extraordinary gains and interest income for such period, of any Person and its Subsidiaries on a Consolidated basis.

     "Consolidated Fixed Charges" shall mean, for any period, the sum of the following (without duplication): (i) Consolidated Interest Expense for such period plus (ii) Consolidated Scheduled Funded Debt Payments made during such period plus (iii) Capital Expenditures for such period plus (iv) Consolidated Cash Taxes for such period plus (v) cash dividends made during such period. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

     "Consolidated Interest Expense" shall mean, for any period, all interest expense, including the interest component under Capital Leases, letters of credit and Hedging Agreements for such period of any Person and its Subsidiaries on a Consolidated basis; provided that, if the interest expense of the Parent is included in any such calculation, only interest expense of the Parent that is cash pay shall be taken into account for purposes of calculating Consolidated Interest Expense. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

     "Consolidated Net Income" shall mean, for any period, the net income of any Person and its Subsidiaries on a Consolidated basis. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

     "Consolidated Net Worth" shall mean, on any date of determination, with respect to any Person and its Subsidiaries on a Consolidated basis, all equity contributions made in cash.

     "Consolidated Scheduled Funded Debt Payments" shall mean, on any date of determination, with respect to any Person and its Subsidiaries on a Consolidated basis, the sum of all scheduled payments of principal on funded Indebtedness made (including the principal component of payments due on Capital Leases) during such period.

     "Consolidated Working Capital" shall mean the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

     "Covered Population" shall mean the percentage of the population (based on the most recent data released by the Census Bureau and/or Rand McNally or any other source reasonably satisfactory to the Administrative Agent) residing in geographic areas where the Borrowers have completed the construction of facilities necessary to permit the Borrowers to provide PCS wireless services to such areas.

     "Credit Documents" shall mean this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and the Security Documents.

     "Credit Facilities" shall mean the collective reference to the Revolving Credit Facility, the LOC Facility, the Term Loan A Facility and the Term Loan B Facility.

     "Credit Party" shall mean any of the Borrowers or the Guarantors.

     "Credit Party Obligations" shall mean, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Subsidiaries to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Loans.

     "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by the Credit Parties or any of their Subsidiaries (excluding any Equity Issuance and any Indebtedness for borrowed money permitted to exist hereunder pursuant to Section 9.1 hereof).

     "Default" shall mean any of the events specified in Section 10.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Default Rate" shall have the meaning set forth in Section 3.5(b).

     "Defaulting  Lender" shall mean, at any time, any Lender that, at such time
(a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official or (d) has failed to perform any of its obligations under this Agreement or any other Credit Document within the time specified herein or therein or, if no time is so specified, within five (5) Business Days of notice by the Administrative Agent of such failure to perform.

     "Documentation Agent" shall have the meaning set forth in the first paragraph of this Agreement.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on Schedule 12.1; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

     "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

     "Eligible Assignee" shall mean (i) a Lender; (ii) any Affiliate of a Lender or any fund that invests in bank loans and is managed by an investment advisor to a Lender; (iii) any bank, finance company, investment fund, insurance company, or other financial or lending institution or entity having capital and surplus in excess of $250,000,000; and (iv) any other institution approved by the Administrative Agent and, so long as no Default or Event of Default shall have occurred or be continuing, the Borrowers.

     "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrowers or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrowers or any current or former ERISA Affiliate.

     "Environmental Laws" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time be in effect during the term of this Agreement.

     "Equity Issuance" shall mean any issuance by a Credit Party or any of its Subsidiaries to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants where the options or warrants are granted after the initial Extensions of Credit made on the Funding Date or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include (i) any Asset Disposition, (ii) any Debt Issuance, (iii) the Initial Equity Offering, (iv) any issuance of Capital Stock of the Parent which is issued as a result of the exercise of warrants issued to the holders of the Permitted Parent Debt in connection with the incurrence of such Permitted Parent Debt by the Parent or (v) the issuance of Capital Stock upon the exercise of warrants to be granted to Sprint pursuant to a contractual obligation entered into prior to the Funding Date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, the Borrowers, within the meaning of Code Sections 414(b), (c), (m), or
(o) and/or ERISA Section 4001(a)(14).

     "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" shall mean any of the events specified in Section 10.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Excess Cash Flow" shall mean, with respect to any fiscal year period of the Borrowers for the Borrowers and their Subsidiaries on a Consolidated basis, an amount equal to (a) Consolidated EBITDA for such period, minus (b) the sum of (without duplication) (i) Capital Expenditures made during such period, plus
(ii) cash Consolidated Interest Expense paid, or accrued and payable, during such period, plus (iii) Consolidated Cash Taxes paid, or accrued and payable, during such period, plus (iv) Consolidated Scheduled Funded Debt Payments made during such period, plus (v) the Net Change in Working Capital for such period (excluding any increase in cash or Cash Equivalents above an increase deemed in good faith by the Company to be necessary or desirable for the operation of the business of the Credit Parties and their Subsidiaries).

     "Existing Shareholders" shall mean Apollo Management, Horizon Telecom, Inc. and its direct and indirect shareholders on the Closing Date and, as to any such shareholder that is a natural person, (a) such person's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any of such natural persons and (b) any corporation, partnership, trust or other Person in which no one has any interest (directly or indirectly) except for any of such natural person, spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any of such natural persons.

     "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

     "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

     "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

     "Fee Letter" shall mean that certain letter agreement dated as of July 7, 2000 addressed to the Borrowers from First Union and the Arranger, as amended, modified or otherwise supplemented.

     "First Union" shall mean First Union National Bank, a national banking association.

     "Fiscal Year" shall mean the fiscal year of the Parent or the Company, as the context may require.

     "Fixed Charge Coverage Ratio" shall mean the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges.

     "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "Funding  Date" shall mean the date upon which the  conditions set forth in
Section 4.3 shall have been satisfied.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, to the provisions of Section 1.3.

     "Government Acts" shall have the meaning set forth in Section 2.3(h).

     "Governmental Approvals" shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including without limitation all Communications Licenses.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall have the meaning set forth in the first paragraph of this Agreement.

     "Guaranty"  shall mean the guaranty given by the Guarantors as set forth in
Article XIII.

     "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase assets, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "Hazardous Materials" shall mean any substance, material or waste defined as toxic or hazardous or regulated in or under any Environmental Laws.

     "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

     "Horizon Services" shall mean Horizon Services, Inc., an Ohio corporation.

     "Horizon Services Agreement" shall mean that certain Services Agreement dated as of May 1, 2000 among Horizon Services and the Borrowers.

     "Indebtedness" shall mean, with respect to any Person, the sum of the following determined on a Consolidated basis, without duplication, in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations to pay the deferred purchase price of property or services, including, but not limited to, all obligations under non-competition agreements, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations as lessee under Capital Leases, (d) all indebtedness of any other Person secured by a Lien on any asset of any such first Person, (e) all Guaranty Obligations,
(f) all obligations, contingent or otherwise, relative to the face amount of letters of credit, whether or not drawn and banker's acceptances, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of Capital Stock or other securities, except to the extent that such obligations are, by their terms, subordinate to the repayment in full of the Credit Party Obligations and such Capital Stock or other securities are not subject to the exercise of any redemption, repurchase, exchange, defeasance or other payment rights in respect thereof prior to the repayment in full of the Credit Party Obligations; provided, however, for purposes hereof, preferred stock constituting the Initial Equity Offering shall be excluded from the calculation of Indebtedness hereunder, and (h) all termination payments which would be due and payable pursuant to any hedging agreement.

     "Initial Equity Offering" shall mean (a) the private equity offering of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock of the Parent in an aggregate amount of not less than $126,500,000 and (b) the initial public offering of the common stock of the Parent.

     "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

     "Insolvent" shall mean being in a condition of Insolvency.

     "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

     "Interest  Period"  shall  mean,  with  respect  to any  LIBOR  Rate  Loan,

          (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Company in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

          (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          provided that the foregoing provisions are subject to the following:

               (A) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

               (C) if the Company shall fail to give notice as provided above, the Company shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

               (D) no Interest Period shall extend beyond the applicable Maturity Date and, further with regard to the Term Loans, no Interest Period shall extend beyond any principal amortization payment date unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

               (E) no more than six (6) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

     "Issuing Lender" shall mean First Union.

     "Issuing Lender Fees" shall have the meaning set forth in Section 3.1(c).

     "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 7.12, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

     "Lead Arranger" shall mean First Union Securities, Inc.

     "Lender" shall have the meaning set forth in the first paragraph of this Agreement.

     "Letters of Credit" shall mean any letter of credit issued by the Issuing Lender for the account of a Borrower pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

     "Letter of Credit Fee" shall have the meaning set forth in Section 3.1(b).

     "Leverage Ratio" shall have the meaning set forth in Section 8.2(a).

     "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. (London time) two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

     "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 12.1; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Company as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

     "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

              LIBOR Rate =                                  LIBOR
                                            ------------------------------------
                                            1.00 - Eurodollar Reserve Percentage

     "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

     "Loan" shall mean a Revolving Loan, a Swingline Loan, the Term Loan A and/or the Term Loan B, as appropriate.

     "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

     "LOC Commitment Percentage" shall mean, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 12.10.

     "LOC Committed Amount" shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.3 and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a).

     "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

     "LOC Obligations" shall mean, at any time, the sum (without duplication) of
(i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

     "Management Agreement Breach" shall have the meaning assigned to such term in each Consent as in effect on the Closing Date.

     "Mandatory   Borrowing"  shall  have  the  meaning  set  forth  in  Section
2.2(b)(ii) or Section 2.3(e), as the context may require.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Credit Parties, to perform their obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Material Contract" shall mean (a) the Sprint Agreements, (b) the Horizon Services Agreement, (c) the Supply Agreement, (d) the Alliance Agreements, (e) the SBA Agreements and (f) any other written contract or other written arrangement to which a Credit Party or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

     "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Maturity Date" shall mean (i) with respect to Revolving Loans, Swingline Loans and the Term Loan A, the Revolving Commitment Termination Date and (ii) with respect to the Term Loan B, the Term Loan B Maturity Date.

     "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns.

     "Mortgage" shall mean a mortgage, deed of trust or deed to secure debt executed by a Credit Party in favor of the Administrative Agent, on behalf of the Lenders, and encumbering such Credit Party's fee interest in the real property asset that is the subject matter thereof.

     "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean the aggregate cash proceeds received by a Credit Party or any of its Subsidiaries in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Recovery Event, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) in connection therewith, (b) the principal amount of Indebtedness which is secured by any such asset (other than Indebtedness assumed by the purchaser of such asset) and which is required to be, and is, repaid in connection with the sale or disposition thereof (other than Indebtedness outstanding hereunder) and (c) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by a Credit Party or any of its Subsidiaries in any Asset Disposition, Equity Issuance, Debt Issuance or Recovery Event.

     "Net Change in Working Capital" shall mean, with respect to any Person and its Subsidiaries for any period, (a) Consolidated Working Capital as of the last Business Day of such period less (b) Consolidated Working Capital as of the Business Day immediately prior to the first Business Day of such period.

     "Network" shall mean the wireless PCS telecommunications network to be operated and managed by the Borrowers and their Subsidiaries pursuant to the Sprint Management Agreements.

     "Note" or "Notes" shall mean the Revolving Notes, the Swingline Note, the Term Loan A Notes and/or the Term Loan B Notes, collectively, separately or individually, as appropriate.

     "Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i).

     "Notice of Conversion" shall mean the written notice of extension or conversion as referenced and defined in Section 3.6.

     "Parent" shall have the meaning set forth in the first paragraph of this Agreement.

     "Participation Interest" shall mean the purchase by a Lender of a participation interest in Swingline Loans as provided in Section 2.2(b)(ii) or in Letters of Credit as provided in Section 2.3.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "PCS" shall mean personal communications services.

     "PCS License" shall mean the PCS license(s) issued by the FCC described on the Service Area Exhibit to the Sprint Management Agreements.

     "PCS Subscribers" shall mean the total number of subscribers to the services of the Borrowers and their Subsidiaries; provided, however, for purposes of Section 8.1(f), PCS Subscribers shall not include any subscriber as of such date which has any amounts owing to the Borrowers or any of their Subsidiaries which are past due for more than 60 days or past due for more than such shorter period of time as the Borrowers may have established for accounting or credit policy purposes for treating a subscriber as not being in good standing.

     "Pension Plan" shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Company or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Company or any of their current or former ERISA Affiliates.

     "Permitted Liens" shall have the meaning set forth in Section 9.3.

     "Permitted Parent Debt" shall have the meaning set forth in Section 9.1(c).

     "Permitted Parent Debt Documents" shall mean that certain Indenture dated as of September 26, 2000 among the Parent, the Subsidiaries of the Parent party thereto, as guarantors and Wells Fargo Bank, a national banking association, as Trustee and those certain Notes dated as of September 26, 2000 issued by the Parent in connection therewith and all other documents executed pursuant thereto, and all exchange notes issued pursuant to the Indenture, in each case in form and substance satisfactory to the Lenders as of the Closing Date and as from time to time amended, restated, supplemented or otherwise modified in accordance with Section 9.11 herein.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date given by the Parent, the Borrowers and the other Credit Parties to the Administrative Agent, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

     "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PUC" shall mean any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any telecommunications network facility or over Persons who own, construct or operate a telecommunications network facility or any such system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

     "PUC Authorizations" shall mean all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, any PUC.

     "Recovery Event" shall mean the receipt by a Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

     "Register" shall have the meaning set forth in Section 12.10(d).

     "Reimbursement Obligation" shall mean the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 2.3(d) for amounts drawn under Letters of Credit.

     "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

     "Required Lenders" shall mean Lenders holding in the aggregate more than 50% of (a) all Revolving Loans and LOC Obligations then outstanding at such time plus (b) the aggregate unused Revolving Commitments at such time (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the Swingline Lender and the Issuing Lender, only the portion of the Swingline Loans and the LOC Obligations of the Swingline Lender and the Issuing Lender, respectively, which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Swingline Lender and the Issuing Lender, the Participation Interests of such Lenders in Swingline Loans and LOC Obligations hereunder as direct obligations) plus (c) all Term Loans then outstanding at such time; provided, however, if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Credit Party Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Credit Party Obligations owing to such Defaulting Lender.

     "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Responsible Officer" shall mean, as to any Credit Party, the President, Chief Executive Officer, Secretary, Treasurer or Chief Financial Officer thereof.

     "Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified in Schedule 2.1(a), as such amount may be increased or reduced from time to time in accordance with the provisions hereof. The aggregate Revolving Commitment of all Lenders on the Closing Date shall be $75,000,000.

     "Revolving Commitment Percentage" shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 12.10.

     "Revolving  Commitment  Termination  Date" shall mean  September  26, 2008.

     "Revolving Committed Amount" shall mean, collectively, the aggregate amount of all Revolving Commitments as referenced in Section 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof, and, individually, the amount of each Lender's Revolving Commitment as specified on
Schedule 2.1(a).

     "Revolving Credit Facility" shall mean the revolving credit facility established pursuant to Article II hereof.

     "Revolving Loans" shall have the meaning set forth in Section 2.1.

     "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrowers in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors and assigns.

     "SBA Agreements" shall mean collectively (a) the Site Development Agreement by and between the Company and SBA Towers, Inc., dated August 17, 1999, (b) the Master Site Agreement by and between the Company and SBA Towers, Inc., dated August 17, 1999, (c) the Master Design Build Agreement by and between the Company and SBA Towers, Inc., dated August 17, 1999, (d) the Master Site Agreement by and between Bright and SBA Towers, Inc., dated October 1, 1999 and
(e) the Master Design Build Agreement by and between Bright and SBA Towers, Inc., dated October 1, 1999.

     "Security Agreement" shall mean the Security Agreement dated as of the Closing Date given by the Borrowers and the other Credit Parties to the Administrative Agent, as amended, modified or supplemented from time to time in accordance with its terms.

     "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Collateral Assignments of Contract Rights, the Consents and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and Liens arising thereunder, including, without limitation, UCC financing statements and patent and trademark filings.

     "Senior Debt" shall mean, as of any date of determination for the Borrowers and their Subsidiaries, all Indebtedness (including, without limitation, Extensions of Credit hereunder) which is not subordinate in right of payment to the Credit Party Obligations.

     "Single Employer Plan" shall mean any Pension Plan which is not a Multiemployer Plan.

     "Solvent" shall mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Specified Sales" shall mean (a) the sale, transfer, lease, license or other disposition of inventory, materials, accessories and/or other property (including Intellectual Property) in the ordinary course of business and (b) the sale, transfer or other disposition of Cash Equivalents.

     "Sprint Agreements" shall mean the Sprint Management Agreements, the Sprint Services Agreements, the Sprint License Agreements and all other contracts, agreements or understandings entered into between the Borrowers or any other Credit Party on the one hand and Sprint Corporation or any of its Affiliates, on the other hand.

     "Sprint Consent" shall mean, with respect to the Sprint Agreements, the Consent and Agreement dated as of the Closing Date among Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P., WirelessCo, L.P., the Administrative Agent and the Borrowers.

     "Sprint License Agreements" shall mean, collectively, (a) the Sprint Trademark and Service Mark License Agreement (license of "Sprint", diamond logo, "Sprint PCS" and "Sprint Personal Communications"), dated June 8, 1998, between Sprint Communications Company, L.P. and the Company, (b) the Sprint Spectrum Trademark and Service Mark License Agreement (license of "The Clear Alternative to Cellular" and "Experience the Clear Alternative to Cellular Today"), dated June 8, 1998, between Sprint Spectrum, L.P. and the Company, (c) the Sprint Trademark and Service Mark License Agreement (license of "Sprint", diamond logo, "Sprint PCS" and "Sprint Personal Communications"), dated October 13, 1999, between Sprint Communications Company, L.P. and Bright, and (d) the Sprint Spectrum Trademark and Service Mark License Agreement (license of "The Clear Alternative to Cellular" and "Experience the Clear Alternative to Cellular Today"), dated October 13, 1999, between Sprint Spectrum, L.P. and Bright, as each of the foregoing may be amended and modified from time to time.

     "Sprint Management Agreements" shall mean (i) that certain Sprint PCS Management Agreement between Sprint Spectrum L.P., SprintCom, Inc. and the Company dated June 8, 1998, as amended by Addendum I dated June 8, 1998, as further amended by Addendum II dated August 12, 1999, as further amended by Addendum III dated May 19, 2000 and (ii) that certain Sprint PCS Management Agreement between WirelessCo, L.P., SprintCom, Inc., Sprint Spectrum L.P. and Bright dated October 13, 1999, as amended by Addendum I dated October 13, 1999, as further amended by Addendum II dated April 28, 2000, as each of the foregoing may be further amended or modified from time to time.

     "Sprint PCS" shall mean any or all of the foregoing related parties who are PCS License holders or signatories to any Sprint Agreement: Sprint Spectrum, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, Sprint Communications Company, L.P., a Delaware limited partnership, and WirelessCo, L.P., a Delaware limited partnership.

     "Sprint PCS Network" shall mean the national wireless network and business activities to be developed by Sprint PCS, the Borrowers and certain other parties in the United States and certain of its territories and possessions.

     "Sprint PCS Products and Services" shall mean all types and categories of wireless communications services and associated products that are designated by Sprint PCS (whether now existing or developed and implemented in the future) as products and services to be offered by Sprint PCS, the Borrowers and other Sprint-related parties as the products and services of the Sprint PCS Network for fixed and mobile voice, short message and other data services under the FCC's rules for broadband personal communications services, including all local area service plans. Sprint PCS Products and Services do not include wireline products services, including local exchange service, wireline long distance service, and wireline-based Internet access.

     "Sprint Services Agreement" shall mean that (a) certain Sprint PCS Services Agreement dated June 8, 1998 between the Company and Sprint Spectrum L.P. and any documents incorporated by reference in such agreement and (b) that certain Sprint PCS Services Agreement dated October 13, 1999 between Bright and Sprint Spectrum L.P. and any documents incorporated by reference in such agreement.

     "Stage 1 Covenant Period" shall mean the period commencing with the Closing Date and ending on the day immediately prior to the first day of the Stage 2 Covenant Period.

     "Stage 2 Covenant Period" shall mean the period commencing on April 1, 2004 and ending on the Term Loan B Maturity Date.

     "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.

     "Supply Agreement" shall mean that certain Purchase and Sale Agreement between the Company and Motorola, Inc. dated as of May 2, 1997, as amended, supplemented or modified from time to time.

     "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.2(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

     "Swingline Committed Amount" shall mean the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.2(a).

     "Swingline Lender" shall mean First Union, in its capacity as such.

     "Swingline  Loan" or "Swingline  Loans" shall have the meaning set forth in
Section 2.2(a).

     "Swingline Note" shall mean the promissory note of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to
Section 2.2(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "Syndication Agent" shall have the meaning set forth in the first paragraph of this Agreement.

     "Taxes" shall have the meaning set forth in Section 3.14.

     "Term Loan A" shall have the meaning set forth in Section 2.4(a).

     "Term Loan A Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan A in a principal amount equal to such Lender's Term Loan A Commitment Percentage of the Term Loan A Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Closing Date, the principal amount outstanding on the Term Loan A).

     "Term Loan A Commitment Percentage" shall mean, for any Lender, the percentage identified as its Term Loan A Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 12.10.

     "Term Loan A Committed Amount" shall have the meaning set forth in Section 2.4(a).

     "Term Loan A Facility" shall mean the term loan facility established pursuant to Article III hereof.

     "Term  Loan A  Installment"  shall  have the  meaning  set forth in Section
2.4(c).

     "Term Loan A Note" or "Term Loan A Notes" shall mean the promissory notes of the Borrowers in favor of each of the Lenders evidencing the portion of the Term Loan A provided pursuant to Section 2.4(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

     "Term Loan B" shall have the meaning set forth in Section 2.5(a).

     "Term Loan B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan B in a principal amount equal to such Lender's Term Loan B Commitment Percentage of the Term Loan B Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Closing Date, the principal amount outstanding on the Term Loan B).

     "Term Loan B Commitment Percentage" shall mean, for any Lender, the percentage identified as its Term Loan B Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 12.10.

     "Term Loan B Committed Amount" shall have the meaning set forth in Section 2.5(a).

     "Term Loan B Facility" shall mean the term loan facility established pursuant to Article III hereof.

     "Term Loan B Maturity Date" shall mean March 31, 2009.

     "Term Loan B Note" or "Term Loan B Notes" shall mean the promissory notes of the Borrowers in favor of each of the Lenders evidencing the portion of the Term Loan B provided pursuant to Section 2.5(c), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

     "Term Loans" shall mean a collective reference to the Term Loan A and the Term Loan B.

     "Termination  Event"  shall mean:  (a) a  "Reportable  Event"  described in
Section 4043 of ERISA, or (b) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of a Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 512 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

     "3.14  Certificate"  shall  have the  meaning  set forth in  Section  3.14.

     "Total Capitalization" shall mean, as of any date of determination, the sum of Total Debt plus Consolidated Net Worth.

     "Total Debt" shall mean, as of any date of determination, all Indebtedness of any Person and its Subsidiaries on a Consolidated basis.

     "Total Revenues" shall mean, for any period, total consolidated customer revenues of the Borrowers less any portion of such revenues derived from equipment sales for such period.

     "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "LIBOR Tranche".

     "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

     "Wholly-Owned" shall mean, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by a Credit Party and/or one or more of its Wholly-Owned Subsidiaries.

     SECTION 1.2 GENERAL.

     Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte, North Carolina time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3 OTHER DEFINITIONS AND PROVISIONS.

          (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Credit Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

          (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                                CREDIT FACILITIES

     SECTION 2.1 REVOLVING LOANS.

          (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrowers from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's Revolving Commitment Percentage of Swingline Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Commitment Percentage of the aggregate Revolving Committed Amount and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the aggregate Revolving Committed Amount then in effect. For purposes hereof, the aggregate amount available hereunder shall be SEVENTY-FIVE
     MILLION DOLLARS ($75,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.2, the "Revolving Committed Amount"). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Revolving Loan Borrowings.

               (i) Notice of Borrowing. The Company may request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Company shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

               (ii) Minimum Amounts. Each Revolving Loan borrowing shall be in a minimum aggregate amount of (A) for Revolving Loans made as LIBOR Rate Loans, $2,000,000 and integral multiples of $500,000 in excess thereof or (B) for Revolving Loans made as Alternate Base Rate Loans, $500,000 and integral multiples of $250,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

               (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the
          Administrative Agent, for the account of the Borrowers, at the Administrative Agent's Office or at such other office as the Administrative Agent may designate in writing by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date.

          (d) Revolving Notes. Each Lender's Revolving Commitment Percentage of the Revolving Loans shall be evidenced by a duly executed promissory note of the Borrowers to such Lender in substantially the form of Schedule 2.1(d).

     SECTION 2.2        SWINGLINE LOAN SUBFACILITY.

          (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrowers (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the aggregate Revolving Committed Amount then in effect. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Swingline Loan Borrowings.

               (i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrowers on any Business Day upon a request made by the Company not later than 12:00 Noon (Charlotte, North Carolina time) on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of
          Schedule 2.1(b)(i) with appropriate modifications. Swingline Loan borrowings hereunder shall be made in minimum amounts of $250,000 and in integral amounts of $50,000 in excess thereof.

               (ii) Repayment of Swingline Loans.  Each Swingline Loan borrowing shall be due and payable on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Company and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrowers shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Maturity Date,
          (B) the occurrence of any Event of Default described in Section 10.1(j) or (k), (C) upon acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in
          Section 10.1(j) or (k) or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 10.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of such Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in
          Section 4.4 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Borrowing, or
          (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to either Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 10.2), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2)
          Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

          (c) Interest on Swingline Loans. Subject to the provisions of Section 3.5, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

          (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrowers to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.2(d).

     SECTION 2.3 LETTER OF CREDIT SUBFACILITY.

          (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require consistent with customary practice at such time, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of either Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "LOC

     Committed Amount"), (ii) the sum of the aggregate amount of Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the aggregate Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for other lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of a Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Revolving Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $500,000 or such other amount as agreed to by the Administrative Agent and a Borrower. First Union shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.

          (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

          (c) Participations. Each Lender upon issuance of a Letter of Credit (or, in the case of each Existing Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided. Each Existing Letter of Credit shall be deemed for all purposes of this Agreement and the other Credit Documents to be a Letter of Credit.

          (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent. The Borrowers shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (with the proceeds of a Swingline Loan or a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrowers shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at the Default Rate. Unless the Borrowers shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrowers shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrowers may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit; provided, however, that the Borrowers (or any other Credit Party) shall not be obligated to reimburse the Issuing Lender or other Lender for any payment or indemnify the Issuing Lender or other Lender for any wrongful dishonor or any other matter to the extent resulting from acts or omissions constituting gross negligence or willful misconduct by the Issuing Lender or such other Lender. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing; provided, however, that such Lender shall not be obligated to reimburse the Issuing Lender or other Lender for any payment or indemnify the Issuing Lender or other Lender for any wrongful dishonor or any other matter to the extent resulting from acts or omissions constituting gross negligence or willful misconduct by such Issuing Lender or any other Lender. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the

     Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Repayment with Revolving Loans. On any day on which a Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 10.2) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 10.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the applicable LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
     Section 4.4 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to a Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from a Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

          (f) Modification, Extension. The issuance of any renewal or extension to any Letter of Credit or any supplement, modification or amendment in the nature of a renewal or extension thereof shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (g) Uniform Customs and Practices/International Standby Practices 1998. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

          (h) Indemnification; Nature of Issuing Lender's Duties.

               (i) In addition to its other obligations under this Section 2.3, the Borrowers hereby jointly and severally agree to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

               (ii) As between the Borrowers and the Lenders (including the Issuing Lender), the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary
          thereof.   No  Lender   (including   the  Issuing   Lender)  shall  be
          responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

               (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrowers or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers (on behalf of themselves and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

               (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrowers contained in subsection (d) above. The obligations of the Borrowers under this subsection (h) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrowers shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction.

          (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 4.4 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied.

          (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

          SECTION 2.4 TERM LOAN A.

          (a) Term Loan A. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrowers from time to time pursuant to Section 2.4(c), or such earlier date as the Term Loan A Commitments shall have been terminated as provided herein, such Lender's Term Loan A Commitment Percentage of a term loan in Dollars (the "Term Loan A") in the aggregate principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "Term Loan A Committed Amount") for the purposes hereinafter set forth. The Term Loan A may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Company may request. Amounts repaid on the Term Loan A may not be reborrowed.

          (b) Repayment of Term Loan A. The principal amount of the Term Loan A shall be repaid in eighteen (18) consecutive fiscal quarterly installments as follows, unless accelerated sooner pursuant to Section 10.2:

     PRINCIPAL AMORTIZATION PAYMENT       TERM LOAN A PRINCIPAL
                  DATES                   AMORTIZATION PAYMENT
     -------------------------------- ------------------------------
              June 30, 2004                    $2,500,000
     -------------------------------- ------------------------------
           September 30, 2004                  $2,500,000
     -------------------------------- ------------------------------
            December 31, 2004                  $2,500,000
     -------------------------------- ------------------------------
             March 31, 2005                    $2,500,000
     -------------------------------- ------------------------------
              June 30, 2005                    $5,000,000
     -------------------------------- ------------------------------
           September 30, 2005                  $5,000,000
     -------------------------------- ------------------------------
            December 31, 2005                  $6,250,000
     -------------------------------- ------------------------------
             March 31, 2006                    $6,250,000
     -------------------------------- ------------------------------
              June 30, 2006                    $6,250,000
     -------------------------------- ------------------------------
           September 30, 2006                  $6,250,000
     -------------------------------- ------------------------------
            December 31, 2006                  $6,250,000
     -------------------------------- ------------------------------
             March 31, 2007                    $6,250,000
     -------------------------------- ------------------------------
              June 30, 2007                    $6,250,000
     -------------------------------- ------------------------------
           September 30, 2007                  $6,250,000
     -------------------------------- ------------------------------
            December 31, 2007                  $7,500,000
     -------------------------------- ------------------------------
             March 31, 2008                    $7,500,000
     -------------------------------- ------------------------------
              June 30, 2008                    $7,500,000
     -------------------------------- ------------------------------
          Revolving Commitment                 $7,500,000
            Termination Date
     -------------------------------- ------------------------------

          (c) Borrowing Procedures. The Term Loan A may be drawn down by the Borrower in increments of $5,000,000 (each a "Term Loan A Installment") at any time or from time to time until the date that is eighteen (18) months after the Closing Date. The Company may request a Term Loan A Installment by submitting a written Notice of Borrowing (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested Term Loan A Installment. Each such request for a Term Loan A Installment shall be irrevocable and shall specify (A) that a Term Loan A Installment is requested, (B) the date of the requested Term Loan A Installment (which shall be a Business Day), (C) the aggregate principal amount of the Term Loan A Installment and (D) whether the Term Loan A Installment shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. Each Lender will make its Term Loan A Commitment Percentage of each Term Loan A Installment available to the Administrative Agent, for the account of the Borrowers, at the Administrative Agent's Office or at such other office as the Administrative Agent may designate in writing by 1:00 P.M. (Charlotte, North Carolina time) on the date of such Term Loan A Installment in Dollars and in funds immediately available to the Administrative Agent. Such Term Loan A Installment will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (d) Term Loan A Notes. Each Lender's Term Loan A Commitment Percentage of the Term Loan A Committed Amount shall be evidenced by a duly executed promissory note of the Borrowers to such Lender in substantially the form of Schedule 2.4(d).

     SECTION 2.5 TERM LOAN B.

          (a) Term Loan B. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrowers on the Funding Date such Lender's Term Loan B Commitment Percentage of a term loan in Dollars (the "Term Loan B") in the aggregate principal amount of FIFTY MILLION DOLLARS ($50,000,000) (the "Term Loan B Committed Amount") for the purposes hereinafter set forth. The Term Loan B may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Company may request. Amounts repaid on the Term Loan B may not be reborrowed. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

          (b) Repayment of Term Loan B. The principal amount of the Term Loan B shall be repaid in twenty (20) consecutive fiscal quarterly installments as follows, unless accelerated sooner pursuant to Section 10.2:

     ================================ ==============================
     PRINCIPAL AMORTIZATION PAYMENT       TERM LOAN B PRINCIPAL
                  DATES                   AMORTIZATION PAYMENT
     -------------------------------- ------------------------------
              June 30, 2004                     $125,000
     -------------------------------- ------------------------------
           September 30, 2004                   $125,000
     -------------------------------- ------------------------------

     ================================ ==============================
     PRINCIPAL AMORTIZATION PAYMENT       TERM LOAN B PRINCIPAL
                  DATES                   AMORTIZATION PAYMENT
     -------------------------------- ------------------------------
            December 31, 2004                   $125,000
     -------------------------------- ------------------------------
             March 31, 2005                     $125,000
     -------------------------------- ------------------------------
              June 30, 2005                     $125,000
     -------------------------------- ------------------------------
           September 30, 2005                   $125,000
     -------------------------------- ------------------------------
            December 31, 2005                   $125,000
     -------------------------------- ------------------------------
             March 31, 2006                     $125,000
     -------------------------------- ------------------------------
              June 30, 2006                     $125,000
     -------------------------------- ------------------------------
           September 30, 2006                   $125,000
     -------------------------------- ------------------------------
            December 31, 2006                   $125,000
     -------------------------------- ------------------------------
             March 31, 2007                     $125,000
     -------------------------------- ------------------------------
              June 30, 2007                     $125,000
     -------------------------------- ------------------------------
           September 30, 2007                   $125,000
     -------------------------------- ------------------------------
            December 31, 2007                   $125,000
     -------------------------------- ------------------------------
             March 31, 2008                     $125,000
     -------------------------------- ------------------------------
              June 30, 2008                     $125,000
     -------------------------------- ------------------------------
           September 30, 2008                   $125,000
     -------------------------------- ------------------------------
            December 31, 2008                  $23,875,000
     -------------------------------- ------------------------------
        Term Loan B Maturity Date              $23,875,000
     -------------------------------- ------------------------------

          (c) Term Loan B Notes. Each Lender's Term Loan B Commitment Percentage of the Term Loan B Committed Amount shall be evidenced by a duly executed promissory note of the Borrowers to such Lender in substantially the form of Schedule 2.4(c).

     SECTION 2.6 ADDITIONAL TERM LOAN.

     Subject to the terms and conditions set forth herein, upon twenty (20) Business Days advance written notice to the Administrative Agent, the Borrowers shall have the right, subject to the prior written approval of the Required Lenders, at any time from the Funding Date until one hundred eighty (180) days prior to the Term Loan B Maturity Date, to increase the aggregate amount of the Commitments hereunder by an aggregate amount not to exceed $50,000,000 through the addition of a new tranche of term loans (the "Additional Term Loan") under this Agreement which shall have a final maturity date no earlier than March 31, 2009 and shall otherwise be pari passu with the Loans and LOC Obligations in all respects, including as to ranking, security, mandatory prepayments and voting issues; provided that

          (i) the Additional Term Loan shall be in a minimum principal amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof,

          (ii) each existing Lender shall be given the opportunity (but shall not be obligated) to issue a commitment for its pro rata share (based on such Lender's aggregate Commitment Percentage) of the Additional Term Loan;

          (iii) to the extent any new Lender provides a portion of the Additional Term Loan, such Lender shall be an Eligible Assignee and shall enter into a joinder agreement to give effect to such new Lender's commitment as the Administrative Agent and the Borrowers may reasonably request;

          (iv) the Borrowers shall execute and/or deliver to the Administrative Agent such promissory notes, certified resolutions, opinions of counsel and such modifications to this Agreement (including revisions of Schedule
     2.1(a)) and the other Credit Documents as the Administrative Agent shall reasonably request in connection with the addition of the Additional Term Loan; and

          (v) the conditions to borrowing set forth in Section 4.4 shall be satisfied as of the date of such addition of the Additional Term Loan.

     The Lenders hereby authorize the Administrative Agent, on their behalf, to execute any amendment or modification to this Agreement and the other Credit Documents necessary to consummate the addition of the Additional Term Loan pursuant to this Section.


                                   ARTICLE III

              FEES; PREPAYMENTS, INTEREST; GENERAL LOAN PROVISIONS

     SECTION 3.1 FEES.

          (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of the Lenders a commitment fee (the "Commitment Fee") on the daily average of the undrawn Revolving Loan Commitment and Term Loan A Commitment (the "Undrawn Commitments"), from the Closing Date until the Revolving Commitment Termination Date, in an amount determined pursuant to the schedule below. For purposes of computing the Commitment Fee hereunder, Swingline Loans shall not be considered usage but

     LOC Obligations shall be considered usage under the aggregate Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and upon termination of the Revolving Commitments or the Tranche A Term Loan Commitments, as applicable. The Commitment Fee shall be reduced as the Undrawn Commitment is reduced in accordance with the schedule below.

                                                                  Commitment Fee
                       Undrawn Commitment                           Percentage

         greater than 67% of total Revolving Loan Commitment
                and Term Loan A Commitment                            1.375%

         greater than 34% but not equal to 67% of total
                Revolving Loan Commitment and
                Term Loan A Commitment                                1.125%

         less than but not equal to 34% of total Revolving
                Loan Commitment and Term Loan
                A Commitment                                          0.75%

          (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrowers agree to pay to the Issuing Lender a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance (or in the case of Letters of Credit outstanding on the Closing Date, from the Closing Date) to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-eighth of one percent (1/8%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders (including the Issuing Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

          (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) above, the Borrowers shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

          (d)   Administrative   Fee.  The   Borrowers   agree  to  pay  to  the
     Administrative Agent the annual administrative fee as described in the Fee Letter.

     SECTION 3.2 REDUCTION OF REVOLVING COMMITMENTS OR TERM LOAN A COMMITMENTS.

          (a) Voluntary Reductions. The Borrowers shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount and/or the Term Loan A Committed Amount at any time or from time to time upon not less than three Business Days' prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $2,000,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, (i) the sum of the then outstanding aggregate principal amount of the Revolving Loans plus Swingline Loans plus LOC Obligations would exceed the Revolving Committed Amount after such proposed reduction or (ii) the amount of the then outstanding aggregate principal amount of the Term Loan B would exceed the Term Loan B Committed Amount.

          (b) Mandatory Reductions.

               (i) On any date that the Revolving Loans are required to be prepaid pursuant to the terms of Section 3.3(b)(ii)-(vi), the Revolving Committed Amount shall be automatically permanently reduced by the amount of Revolving Loans prepaid.

               (ii) The Revolving  Committed Amount shall be reduced in eighteen
          (18) consecutive fiscal quarterly installments as follows (and the outstanding Revolving Loans shall be repaid in an amount necessary to comply with Section 3.3(b)(i)), unless accelerated sooner pursuant to
          Section 10.2:

     ================================ ==============================
       REVOLVING COMMITTED AMOUNT
             REDUCTION DATES               AMOUNT OF REDUCTION
     -------------------------------- ------------------------------
              June 30, 2004                    $1,875,000
     -------------------------------- ------------------------------
           September 30, 2004                  $1,875,000
     -------------------------------- ------------------------------
            December 31, 2004                  $1,875,000
     -------------------------------- ------------------------------
             March 31, 2005                    $1,875,000
     -------------------------------- ------------------------------
              June 30, 2005                    $3,750,000
     -------------------------------- ------------------------------
           September 30, 2005                  $3,750,000
     -------------------------------- ------------------------------
            December 31, 2005                  $4,687,500
     -------------------------------- ------------------------------
             March 31, 2006                    $4,687,500
     -------------------------------- ------------------------------
              June 30, 2006                    $4,687,500
     -------------------------------- ------------------------------
           September 30, 2006                  $4,687,500
     -------------------------------- ------------------------------
            December 31, 2006                  $4,687,500
     -------------------------------- ------------------------------
             March 31, 2007                    $4,687,500
     -------------------------------- ------------------------------
              June 30, 2007                    $4,687,500
     -------------------------------- ------------------------------
           September 30, 2007                  $4,687,500
     -------------------------------- ------------------------------

     ================================ ==============================
       REVOLVING COMMITTED AMOUNT
             REDUCTION DATES               AMOUNT OF REDUCTION
     -------------------------------- ------------------------------
            December 31, 2007                  $5,625,000
     -------------------------------- ------------------------------
             March 31, 2008                    $5,625,000
     -------------------------------- ------------------------------
              June 30, 2008                    $5,625,000
     -------------------------------- ------------------------------
          Revolving Commitment                 $5,625,000
            Termination Date
     -------------------------------- ------------------------------

          (c) Maturity Date. The Revolving Commitments, the LOC Commitments and the Swingline Commitment shall automatically terminate on the Revolving Commitment Termination Date.

     SECTION 3.3 PREPAYMENTS.

          (a) Optional Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of Alternate Base Rate Loans shall be in a minimum principal amount of $500,000 and integral multiples of $250,000 in excess thereof, (ii) each partial prepayment of LIBOR Rate Loans shall be in a minimum principal amount of $2,000,000 and integral multiples of $500,000 in excess thereof and (iii) each prepayment of Swingline Loans shall be in a minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof. The Borrowers shall give irrevocable written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) not later than 1:30 P.M. (Charlotte, North Carolina time) on the date of the requested prepayment in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested prepayment in the case of LIBOR Rate Loans. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrowers may elect; provided, however, if the Borrowers shall fail to elect an order of prepayment, such amounts shall be applied (A) first, to prepay Revolving Loans outstanding at such time until paid in full without a corresponding reduction in the Revolving Commitment, (B) second, pro rata to the Term Loan A (ratably to the remaining principal installments thereof) and (C) third, pro rata to the Term Loan B (ratably to the remaining principal installments thereof). Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 2.19, but otherwise without premium or penalty; provided, however, that optional prepayments made with respect to Term Loan

     B (i) prior to the first anniversary of the Closing Date shall be subject to a prepayment penalty of 2.0% and (ii) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date shall be subject to a prepayment penalty of 1.0%. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid. Amounts prepaid on the Swingline Loans and the Revolving Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loans may not be reborrowed.

     (b) Mandatory Prepayments.

          (i) Revolving Committed Amount. If at any time the sum of the aggregate principal amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall exceed the Revolving Committed Amount, the Borrowers immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

          (ii) Asset Dispositions. Within ten (10) Business Days following any Asset Disposition, the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (vii) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent that the Company delivers to the Administrative Agent a certificate certifying that the Credit Parties intend to reinvest such Net Cash Proceeds in replacement assets within 180 days of the receipt of such Net Cash Proceeds. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of an Event of Default, the Required Lenders shall have the option to require such Net Cash Proceeds to be applied immediately to prepay the Loans in accordance with clause (vii) below.

          (iii) Debt Issuance. Within ten (10) Business Days following any Debt Issuance, the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from such Debt Issuance (such prepayment to be applied as set forth in clause (vii) below).

          (iv) Equity Issuance. Within ten (10) Business Days following any Equity Issuance, the Borrowers shall prepay the Loans in an aggregate amount equal to fifty percent (50%) of the Net Cash Proceeds derived from such Equity Issuance (such prepayment to be applied as set forth in clause
     (vii) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent that the Company delivers to the Administrative Agent a certificate that the Credit Parties intend to use such Net Cash Proceeds to (A) redeem up to 35% of the outstanding principal amount of the Permitted Parent Debt and pay any penalties, premiums or accrued interest with respect thereto, and/or (B) acquire additional telecommunications assets within 18 months of the receipt of such Net Cash Proceeds, so long as such additional telecommunications assets are useful in its business in accordance with the provisions of Section 7.10 and as permitted pursuant to Section 9.4. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of an Event of Default, the Required Lenders shall have the option to require such Net Cash Proceeds to be applied immediately to prepay the Loans in accordance with clause (vii) below.

          (v) Recovery Event. Within ten (10) Business Days following the receipt of insurance proceeds in connection with a Recovery Event, the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such insurance proceeds (such prepayment to be applied as set forth in clause (vii) below); provided, however, that such insurance proceeds shall not be required to be so applied to the extent that the Company delivers to the Administrative Agent a certificate certifying that the Credit Parties intend to reinvest such insurance proceeds in replacement assets within 180 days of the receipt of such insurance proceeds. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of an Event of Default, the Required Lenders shall have the option to require such insurance proceeds to be applied immediately to prepay the Loans in accordance with clause (vii) below.

          (vi) Excess Cash Flow. Within ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2003), the Borrowers shall prepay the Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow earned during such prior fiscal year. Any payments of Excess Cash Flow shall be applied as set forth in clause (vii) below.

          (vii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account (held by the Administrative Agent for the ratable benefit of the Lenders) in respect of LOC Obligations and (B) with respect to all amounts prepaid pursuant to Sections 3.3(b)(ii)-(vi), (1) first pro rata to the Term Loan A and the Term Loan B (ratably to the remaining principal installments thereof); provided that one or more holders of the Term Loan B may decline to accept a mandatory prepayment under Section 3.3(b)(ii) -
     (vi) to the extent there is a sufficient portion of the Term Loan A outstanding to be paid with such prepayment, in which case such declined prepayments shall be allocated, on a pro rata basis, to the holders of the Term Loan A and the holders of the Term Loan B accepting such prepayments, and (2) second pro rata to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.13 and be accompanied by interest on the principal amount prepaid to the date of prepayment. Amounts prepaid on Swingline Loans and Revolving Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loans may not be reborrowed.

          SECTION 3.4 MINIMUM BORROWING AMOUNTS; PRINCIPAL AMOUNT OF TRANCHES; LENDING OFFICE.


          (a) Each Alternate Base Rate Loan (other than Swingline Loans) borrowing shall be in a minimum amount of $500,000 and whole multiples of $250,000 in excess thereof (or, of such Alternate Base Rate Loan is a Revolving Loan, the remaining amount of the Revolving Committed Amount, if less).

          (b) Each LIBOR Rate Loan borrowing shall be in a minimum amount of $2,000,000 and whole multiples of $500,000 in excess thereof.

          (c) All borrowings, payments and prepayments in respect of Revolving Loans and Term Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans and Term Loans comprising any Tranche shall either be zero or shall not be less than $2,000,000 or a whole multiple of $500,000 in excess thereof.

          (d) LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

     SECTION 3.5 INTEREST; INTEREST PAYMENT DATES.

          (a) Subject to the provisions of Section 3.5(b), all Loans (other than Swingline Loans) shall bear interest as follows:

               (i) Alternate Base Rate Loans. During such periods as Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and ----

               (ii) LIBOR Rate Loans. During such periods as Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

          (b) Upon the occurrence, and during the continuance of an Event of Default, the principal of and, to the extent permitted by law, interest on
     (i) LIBOR Rate Loans shall bear interest, payable on demand, at a per annum rate 2% greater than the rate then applicable to such Loans until the end of the applicable Interest Period and thereafter at a per annum rate 2% greater than the rate then applicable to Alternate Base Rate and (ii) Alternate Base Rate Loans, fees and other amounts due and payable hereunder and under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate then applicable to Alternative Base Rate Loans.

          (c) Interest on Loans shall be payable in arrears on each Interest Payment Date, subject to Section 3.13; provided, however, at any time after an Event of Default shall have occurred and be continuing, interest then due and owing shall be payable on demand made by the Administrative Agent at the discretion of the Required Lenders.

     SECTION 3.6 CONVERSION OPTIONS.

          (a) The Company may, in the case of Revolving Loans and the Term Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans by giving irrevocable written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested conversion. A form of Notice of Conversion/ Extension is attached as
     Schedule 3.6. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof.

          (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in subsection (a) above; provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Company shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

     SECTION 3.7 COMPUTATION OF INTEREST AND FEES.

          (a) Interest payable hereunder with respect to Alternate Base Rate Loans accruing interest at the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the computations used by the Administrative Agent in determining any interest rate.

          (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrowers or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     SECTION 3.8 PRO RATA TREATMENT AND PAYMENTS.

     Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrowers pursuant to
Section 3.1, second, to interest then due and owing in respect of the Notes of the Borrowers and, third, to principal then due and owing hereunder and under the Notes of the Borrowers. Each payment on account of any fees pursuant to
Section 3.1 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit Fee retained by the Issuing Lender, the Issuing Lender Fees and fees payable to the Administrative Agent). Each payment (other than prepayments) by the Borrowers on account of principal of and interest on the Revolving Loans and on the Term Loans shall be made pro rata according to the respective amounts due and owing in accordance with Section 3.3(a) hereof. Each optional prepayment on account of principal of the Loans shall be applied to such of the Loans as the applicable Borrower may designate (to be applied pro rata among the Lenders); provided, that prepayments made pursuant to Section 3.13 shall be applied in accordance with such section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 3.3(b). All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     SECTION 3.9 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT.

          (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Company and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrowers at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

          (b) Unless the Administrative Agent shall have been notified in writing by the Company, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the

     Borrowers do not intend to make such payment, the Administrative Agent may assume that the Borrowers have made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrowers have not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

          (c) A certificate of the Administrative Agent submitted to the Company or any Lender with respect to any amount owing under this Section 3.9 shall be conclusive in the absence of manifest error.

     SECTION 3.10 INABILITY TO DETERMINE INTEREST RATE.

     Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for an Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Company has requested be outstanding as a LIBOR Tranche during an Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Company, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Company shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

     SECTION 3.11 ILLEGALITY.

     Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Company thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrowers hereby jointly and severally agree promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

     SECTION 3.12 REQUIREMENTS OF LAW.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

         and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrowers jointly and severally shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or

         Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

          (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, promptly after demand by such Lender, the Borrowers shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender, through the Administrative Agent, to the Company shall be conclusive absent manifest error.

          (c) The agreements in this Section 3.12 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     SECTION 3.13 INDEMNITY.

     The Borrowers hereby agree to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by a Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof,
(b) default by a Borrower in accepting a borrowing after the Company has given a notice in accordance with the terms hereof, (c) default by a Borrower in making any prepayment after such Borrower has given a notice of such prepayment to the Administrative Agent, and/or (d) the making by a Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     SECTION 3.14 TAXES.

          (a) All payments made by the Borrowers hereunder or under any Note will be, except as provided in Section 3.14(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrowers will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrowers. The Borrowers agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender but excluding any interest or penalties caused by such Lender's failure to pay any such taxes when due.

          (b) Each Lender that is not a United States person (as such term is defined in Section 5701(a)(30) of the Code) agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.10 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender,
     (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W-8ECI or W-8BEN as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 3.14 (any such certificate, a "3.14 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Company's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in Section 3.14(a), but subject to the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 5701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) each Borrower shall not be obligated pursuant to Section 3.14(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 3.14(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.14, each Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
     Section 3.14(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

          (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

          (d) If a Borrower pays any additional  amount pursuant to this Section
     3.14 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the applicable Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by such Borrower. In the event that no refund or credit is obtained with respect to a Borrower's payments to such Lender pursuant to this Section 3.14(d), then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 3.14(d) shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this
     Section 3.14(d) to a Borrower or any other party.

          (e) The agreements in this Section 3.14 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     SECTION 3.15 JOINT AND SEVERAL OBLIGATIONS OF BORROWERS.

          (a) The Borrowers hereby irrevocably appoint and authorize the Company
     (i) to provide the Administrative Agent with all notices with respect to Extensions of Credit obtained for the benefit of either Borrower and all other notices and instructions under this Agreement and (ii) to take such action on behalf of the Borrowers as it deems appropriate to obtain
     Extensions of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

          (b) Each Borrower shall be jointly and severally liable for the Credit Party Obligations, however incurred. References to the Borrowers with respect to the Credit Party Obligations or any portion thereof shall mean each Borrower on a joint and several basis.

     SECTION 3.16 DEFAULTING LENDER; LIMITATION ON CLAIMS.

          (a) Generally. In addition to the rights and remedies that may be available to the Administrative Agent or the Borrowers under this Agreement or applicable law, if at any time a Lender is a Defaulting Lender such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Credit Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Required Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrowers may have under the immediately preceding provisions or otherwise, the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Credit Document until such defaulted payment and related interest has been paid in full and such default no longer exists and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Administrative Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Administrative Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the default of such Defaulting Lender being cured.

          (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. If more than one Lender exercises such right, each such Lender shall have the right to acquire such proportion of such Defaulting Lender's Commitment on a pro rata basis. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof subject to and in accordance with the requirements set forth in Section 12.10, including an appropriate Assignment and Acceptance. The purchase price for the Commitment of a Defaulting Lender shall be equal to the sum of the amount of the principal balance of the Loans outstanding and owed by the Borrowers to the Defaulting Lender, plus any accrued interest with respect thereto, plus any fees or other amounts owed by the Borrowers to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Administrative Agent shall apply against such purchase price any amounts retained by the Administrative Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive all amounts owed to it by the Borrowers on account of principal of and interest on the Loans and the Notes, and fees and other amounts due under the Credit Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Administrative Agent from or on behalf of the Borrowers. There shall be no recourse against any Lender or the Administrative Agent for the payment of such sums by the Borrowers except to the extent of the receipt of payments from any other party or in respect of the Loans.

          (c) Limitation on Claims. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payments to any Lender or the Issuing Lender pursuant to Sections 3.11 through 3.15 if the Company shall not have received notice of such Lender's or the Issuing Lender's claim for payment or reimbursement within 180 days after such Lender or the Issuing Lender, as applicable, became aware that such amounts were due and owing.

     SECTION 3.17 SECURITY.

     The Credit Party Obligations of the Credit Parties shall be secured as provided in the Security Documents.


                                   ARTICLE IV

                  CLOSING: CONDITIONS OF CLOSING AND BORROWING

     SECTION 4.1 CLOSING.

     The closing shall take place at the offices of Moore & Van Allen, PLLC on September 26, 2000 or on such other date as the parties hereto shall mutually agree.

     SECTION 4.2 CONDITIONS TO EFFECTIVENESS.

     The obligation of the Lenders to close this Agreement is subject to the satisfaction of each of the following conditions on or before the date of funding the initial Loans or issuing the initial Letters of Credit:

          (a) Executed Credit Documents. This Agreement, the Revolving Notes, the Term Loan A Notes, the Term Loan B Notes, the Swingline Note, the Security Agreement, the Pledge Agreement, each Collateral Assignment of Contract Rights and the Consents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent (or facsimile counterparts the delivery of which shall constitute a representation that original counterparts will follow).

          (b) Closing Certificates; etc.

               (i) Officer's Certificate of the Company. The Administrative Agent shall have received a certificate from a Responsible Officer of the Company, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Credit Parties contained in this Agreement and the other Credit Documents are true, correct and complete in all material respects; that, to the best of such Responsible Officer's knowledge after due inquiry, the Credit Parties are not in violation of any of the covenants contained in this Agreement and the other Credit Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Credit Parties have satisfied each of the closing conditions (except for conditions waived or delayed by the Lenders).

               (ii)  Certificate  of  Secretary  of  the  Credit  Parties.   The
          Administrative Agent shall have received a certificate of the secretary, assistant secretary or managing member of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer thereof executing Credit Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation, operating or limited liability company agreement or similar charter document of each Credit Party, as applicable, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation, (B) the bylaws or similar organization document of each Credit Party, as applicable, as in effect on the date of such certifications, and (C) resolutions duly adopted by the board of directors of each Credit Party, as applicable, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party.

               (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and to the extent requested by the Administrative

          Agent each other jurisdiction where such Person is qualified to do business (except for those jurisdictions where the failure to be in good standing could not be reasonably expected to cause an Event of Default hereunder or a Material Adverse Effect) and to the extent so requested a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

               (iv) Opinions of Counsel.

                    (A) The  Administrative  Agent shall have received favorable opinions of counsel (including corporate and regulatory counsel and local collateral counsel as necessary) to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Credit Documents and such other matters as the Lenders shall reasonably request.

                    (B) The Administrative  Agent shall have received an opinion of counsel to Sprint PCS addressed to the Administrative Agent and the Lenders with respect to the Sprint Agreements.

          (c) Collateral.

               (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been forwarded for filing in all appropriate locations and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens therein.

               (ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Agreement.

               (iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in the state in which each of them is incorporated or organized and any state in which any of their respective assets are located, indicating among other things that such assets are free and clear of any Lien except for Liens permitted hereunder.

               (iv) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a

          Responsible Officer) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

               (v) Real Property Security and Information. The Administrative Agent shall have received such Mortgages, landlord consents, mortgagee estoppel letters, title insurance, flood hazard certification, surveys, environmental assessments with respect to any real property owned or leased by the Borrowers or any other Credit Party, and such other certificates, documents and information related thereto, in each case as are reasonably requested by the Lenders, in form and substance satisfactory to the Administrative Agent.

               (vi) Consent. (i) Each Consent shall have been executed and delivered and be in full force and effect, (ii) there shall have been delivered to the Lenders true and correct copies of each Consent and
          (iii) all terms and provisions of each Consent shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and shall not have been amended without the consent of the Administrative Agent and the Required Lenders.

               (vii) Material Contracts. (i) The Material Contracts shall be in full force and effect, (ii) the Required Lenders shall be satisfied with all material terms and conditions of the Material Contracts and
          (iii) the Administrative Agent shall have received copies of the Material Contracts (and all amendments or modifications thereto), certified by a Responsible Officer of the Company to be true, correct and complete copies and in full force and effect.

      (d) Consents; Defaults.

               (i) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Credit Documents.

               (ii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

     (e) Financial Matters.

               (i) Financial Statements. The Administrative Agent shall have received the most recent Consolidated financial statements of the Company and its Subsidiaries and of Bright and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent.

               (ii) Financial Condition Certificate. The Company shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that, to the best of such Responsible Officer's knowledge after due inquiry, (A) the Borrowers and each other Credit Party are Solvent, (B) the Borrowers' and the other Credit Parties' payables are current and not past due and (C) the financial projections previously delivered to the Administrative Agent represent the good faith opinions of the Borrowers and the other Credit Parties and senior management thereof as to the projected results contained therein.

               (iii) Payment at Closing; Fee Letters. The Borrowers and the other Credit Parties collectively shall have paid the fees set forth or referenced in the Fee Letter and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable legal fees and expenses actually incurred) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Credit Documents.

     (f) Miscellaneous.

               (i) Proceedings  and Documents.  All opinions,  certificates  and
          other   instruments   and  all  proceedings  in  connection  with  the
          transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Administrative Agent shall have received copies of the Sprint Agreements (certified as true, correct and complete by a Responsible Officer), and all other instruments and other evidence as the Lenders may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

               (ii) Business Plans. The Lenders shall have received copies of all Business Plans and any Approved Budgets currently in effect in form and substance satisfactory to the Lenders with respect to the buildout of the Network, each in form and substance satisfactory to the Lenders.

               (iii) Due Diligence and Other Documents. The Lenders and their counsel shall have concluded their business and legal due diligence review of the Borrowers and the other Credit Parties, including without limitation a review of all material agreements. The Credit
          Parties shall have delivered to the Lenders such other documents, certificates and opinions as the Lenders have reasonably requested.

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

               (iv) Compliance. The Borrowers shall be in compliance in all material respects with the terms of each of the Supply Agreement and the Sprint Agreements, each of which shall be valid and in full force and effect.

     SECTION 4.3 CONDITIONS TO INITIAL EXTENSIONS OF CREDIT.

     The obligation of the Lenders to make the initial Loan, or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions on or before the date of funding the initial Loans or issuing the initial Letters of Credit:

          (a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Company, on behalf of the applicable Borrower or Borrowers, in accordance with Section 2.1(b) or Section 2.2(b), as applicable, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

          (b) Receipt of Proceeds and Commitment. The Company shall have received not less than $275,000,000 in gross proceeds (and not less than $255,000,000 in Net Cash Proceeds) from a combination of the Initial Equity Offering and Permitted Parent Debt; provided, however, that not less than $126,500,000 of such gross proceeds (and not less than $115,000,000 of such Net Cash Proceeds) shall be received from the Initial Equity Offering on terms and conditions reasonably satisfactory to the Lenders.

          (c) Governmental and Third Party Approvals. The Company and the other Credit Parties shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Credit Documents.

          (d) Real Estate Collateral. The Administrative Agent shall have received Mortgages and landlord consents (and mortgagee estoppel letters, if reasonably requested by the Administrative Agent) with respect to any real property then leased by any Credit Party, and such other certificates, documents and information related thereto, in form and substance satisfactory to the Administrative Agent.

          (e) Pre-Closing Conditions. The Credit Parties shall have complied with all provisions of Section 4.2 applicable thereto.

     SECTION 4.4 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

     The obligations of the Lenders to make any Extensions of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

          (a) Continuation of Representations and Warranties. The representations and warranties contained in Article V shall be true and correct on and as of such borrowing or issuance date with the same effect


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

     as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall have been true and correct as of such earlier date.

          (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or
     (ii) or the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

          (c)  Officer's  Compliance  Certificate;   Additional  Documents.  The
     Administrative Agent shall have received the current Officer's Compliance Certificate.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES.

         To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and Lenders that:

          (a) Organization; Power; Qualification. Each of the Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which each Credit Party and its Subsidiaries are organized and qualified to do business as of the Closing Date, and the chief executive office and principal place of business of each Credit Party and its Subsidiaries as of the Closing Date, are described on Schedule 5.1(a).

          (b) Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 5.1(b). As of the Closing Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares or units, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule
     5.1(b). All outstanding shares or units have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders or unitholders of each Credit Party and its Subsidiaries and the number of shares or units owned by each as of the Closing Date are described on
     Schedule 5.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of any Credit Party, except as described on Schedule 5.1(b).

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

          (c) Authorization of Agreement, Credit Documents and Borrowing. Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Credit Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of such Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

          (d) Compliance of Agreement, Credit Documents and Borrowing with Laws, Etc. Except as set forth in Schedule 5.1(d), the execution, delivery and performance by each Credit Party of the Credit Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any applicable law relating to any Credit Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents.

          (e) Compliance with Law; Governmental Approvals. Each Credit Party and each of its Subsidiaries (i) has all Governmental Approvals required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in material compliance with each Governmental Approval applicable to it and in material compliance with all other applicable laws relating to it or any of its respective properties.

          (f) Tax Returns and Payments. Each Credit Party and each of its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by applicable law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien (other than Permitted Liens) or other claim against any Credit Party or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of any Credit Party and each of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of such Credit Party and its Subsidiaries are in the judgment of the Company adequate, and the Company does not anticipate any additional taxes or assessments for any of such years.

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

          (g) Intellectual Property Matters. Each Credit Party and each of its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither any Credit Party nor any
     Subsidiary thereof is liable to any Person for infringement under applicable law with respect to any such rights as a result of its business operations.

          (h) Environmental Matters.

               (i) The properties of the Credit Parties and their Subsidiaries do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

               (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

               (iii) Neither any Credit Party nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

               (iv) Hazardous Materials have not been transported or disposed of from the properties of any Credit Party or any of its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

               (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

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

               (vi) There has been no release, or to the best of any Credit Party's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

          (i) ERISA.

               (i) As of the Closing Date, neither the Company nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plans other than those identified on Schedule 5.1(i);

               (ii) Each Credit Party and each ERISA Affiliate are in substantial compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under
          Section 501(a) of the Code. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

               (iii) Within the last three years, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

               (iv) Within the last three years, neither any Credit Party nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under
          Section 412 of the Code;

               (v) No Termination Event has occurred within the last three years; and

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

               (vi) No proceeding, claim, lawsuit and/or investigation which would have a Material Adverse Effect is existing or, to the best knowledge of any Credit Party, threatened concerning or involving any
          (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

          (j) Margin Stock. Neither any Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing or carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

          (k) Government Regulation. Neither any Credit Party nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither any Credit Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other applicable law which limits its ability to incur or consummate the transactions contemplated hereby.

          (l) Material Contracts. Schedule 5.1(l) sets forth a complete and accurate list of all Material Contracts of the Credit Parties and their Subsidiaries in effect as of the Closing Date (including, but not limited to, all of the Sprint Agreements which are designated as such on Schedule 5.1(l)) not listed on any other Schedule hereto; other than as set forth in
     Schedule 5.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Credit Documents will be, in full force and effect in accordance with the terms thereof as of the Closing Date. The Credit Parties and their Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 5.1(l) or any other Schedule hereto.

          (m) Employee Relations. Each of the Credit Parties and their Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 5.1(m). Neither the Credit Parties nor any of their Subsidiaries knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

          (n) Burdensome Provisions. Neither the Credit Parties nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or applicable law which is so unusual or burdensome


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     as in the  foreseeable  future  could  be  reasonably  expected  to  have a
     Material Adverse Effect. The Credit Parties and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

          (o) Financial Statements. The Consolidated balance sheets of the Parent and its Subsidiaries and of Bright and its Subsidiaries as of December 31, 1999 and the related statements of income and cash flows for the portion of a year then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present, in all material respects, the assets, liabilities and financial position of the Parent and its Subsidiaries and of the Company and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. From December 31, 1999 to the Closing Date, the Parent and its Subsidiaries and Bright and its Subsidiaries have no Indebtedness or other unusual forward or long-term commitment which is not incurred in the ordinary course of business or not fairly reflected in the foregoing financial statements or in the Parent's Registration Statement on Form S-1 filed in connection with the initial public offering of the Parent's common stock.

          (p) No Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

          (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each of the Credit Parties will be Solvent.

          (r) Titles to Properties. Each of the Credit Parties and their Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Parent and its Subsidiaries and the Company and its Subsidiaries delivered pursuant to
     Section 5.1(o), except those which have been disposed of by the Parent or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. Schedule 5.1(r) sets forth as of the Closing Date (i) the address of each parcel of real property owned or leased by the Credit Parties or any Subsidiary thereof, and with respect to all leasehold interests, a summary of the relevant lease terms, and (ii) the address of each location where assets of a Credit Party or any of its Subsidiaries are held.

          (s) Liens. None of the properties and assets of the Credit Parties or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 9.3. No financing statement under the Uniform Commercial Code of any state which names any Credit Party or any Subsidiary


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     thereof or any of their  respective  trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction, except those relating to Liens permitted by Section 9.3 hereof and neither any Credit Party nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 9.3 hereof.

          (t) Indebtedness and Guaranty Obligations. Schedule 5.1(t) is a complete and correct listing of all Indebtedness and Guaranty Obligations of the Credit Parties and their Subsidiaries as of the Closing Date in excess of $250,000. The Credit Parties and their Subsidiaries have performed and are in compliance in all material respects with all of the terms of such Indebtedness and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Company or its Subsidiaries exists with respect to any such Indebtedness or Guaranty Obligation.

          (u) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 5.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of the Credit Parties or any of their Subsidiaries, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

          (v) Absence of Defaults. No event has occurred and is continuing which constitutes a default or an event of default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, an event of default by any Credit Party or any Subsidiary thereof under any Material Contract which has not been cured or waived and which would give the non-breaching party or parties thereto a right of termination. Additionally, no judgment, decree or order to which any Credit Party or its Subsidiaries is a party or by which such Credit Party or its Subsidiaries or any of their respective properties may be bound or which would require such Credit Party or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor has been rendered or issued which could reasonably be expected to have a Material Adverse Effect.

          (w) Communications Regulatory Matters.

               (i) Schedule 5.1(w) hereto sets forth, as of the date hereof, a true and complete list of the following information for each Communications License issued to any Credit Party or any its
          Subsidiaries: (A) for all Communications Licenses, the name of the licensee, the type of service and the expiration dates; and (B) for each PUC Authorization only, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

               (ii) Neither any Credit Party nor any Subsidiary thereof is in material violation of any Communications Law applicable thereto. The Communications Licenses specified on Schedule 5.1(w) hereto are valid and in full force and effect without conditions except for such


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          conditions   as  are   generally   applicable   to   holders  of  such
          Communications Licenses and except as set forth on such Schedule. No event has occurred and is continuing which could reasonably be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such Communications License or (B) materially and adversely affect any rights of any Credit Party or any of its Subsidiaries thereunder. No Credit Party has any reason to believe and has no knowledge that the Communications Licenses of such Credit Party or its Subsidiaries will not be approved or renewed, as applicable, in the ordinary course.

               (iii) All of the Network Facilities and other material properties, equipment and systems owned, leased or managed by any Credit Party or any of its Subsidiaries are in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all material terms and conditions of the Communications Licenses and all material standards or rules imposed by applicable Communications Law and any Governmental Authority or as imposed under any agreements with telephone companies and customers.

               (iv) Each Credit Party and each of its Subsidiaries have paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of their business and have made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

               (v) To the best of Credit Parties' knowledge, each PCS License required to operate the Network has been obtained by and duly issued to SprintCom, Inc. and/or its Affiliates by the FCC or other relevant Governmental Authority is in full force and effect and there are no grounds for any revocation, early termination or suspension of, or similar action with respect to, any PCS License.

          (x) Supply Agreement. The Borrowers (i) are in compliance in all material respects with the terms and conditions of the Supply Agreement and
     (ii) have not terminated, nor taken any action which could result in the termination of, the Supply Agreement.

          (y) Sprint Agreements. The Sprint Agreements and any assignments thereof, true and complete copies of which have been furnished to the Administrative Agent, have been duly authorized, executed and delivered by the Credit Parties thereto, as of the Closing Date have not been amended or otherwise modified in any material respects except as set forth in Schedule 5.1(y), and are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. To the extent any Sprint Agreement was not originally executed by a Borrower,


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     but rather by an Affiliate of a Borrower,  such Sprint  Agreement  has been assigned to a Borrower, all third party consents required with respect to such assignment have been obtained and each of the applicable Borrower and the SprintCom, Inc. Affiliate or Affiliates a party to such assignment are bound by the terms of such assignment. There has occurred no (i) default which could reasonably be expected to have a Material Adverse Effect, (ii) Management Agreement Breach, (iii) Event of Termination, in each case under any Sprint Agreement by any party thereto or (iv) amendment or modification
     to  any  Program   Requirements  (as  defined  in  the  Sprint   Management
     Agreements), guidelines or policies set forth in the Sprint Agreements which could reasonably be expected to have a Material Adverse Effect.

          (z) Accuracy and Completeness of Information. All information, reports and other papers and data (other than financial projections which have been prepared in good faith based upon reasonable assumptions) produced by or on behalf of any Credit Party or any Subsidiary thereof and furnished to the Lenders were, to the best of such Credit Party's or Subsidiary's knowledge, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or statement made to the Administrative Agent or the Lenders by any Credit Party or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Credit Documents contains any untrue statement of a fact material to the creditworthiness of any Credit Party or its Subsidiaries or omits to state a fact necessary in order to make the statements contained therein not misleading. No Credit Party is aware of any facts having a Material Adverse Effect.

     SECTION 5.2        SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

     All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate, or any of the Credit Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VI

                        FINANCIAL INFORMATION AND NOTICES

     Until all the Credit Party Obligations (other than inchoate indemnity Credit Party Obligations) have been paid and satisfied in full and the Credit Facilities have been terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Credit Parties will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 12.1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

     SECTION 6.1        FINANCIAL STATEMENTS AND PROJECTIONS.



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          (a) Quarterly Financial Statements.  As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, an unaudited Consolidated and consolidating balance sheet of the Parent and its Subsidiaries and the Company and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Parent or the Company, as applicable, in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer to present fairly in all material respects the financial condition of the Parent and its Subsidiaries or the Company and its Subsidiaries, as applicable, as of their respective dates and the results of operations of the Parent and its Subsidiaries or the Company and its Subsidiaries, as applicable, for the respective periods then ended, subject to normal year end adjustments.

          (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Parent and its Subsidiaries and the Company and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Parent or any of its Subsidiaries or with respect to accounting principles followed by the Parent or any of its Subsidiaries not in accordance with GAAP.

          (c) Budgets. As soon as practicable and in any event within forty-five
     (45) days after the end of each fiscal quarter of each Fiscal Year (except with respect to the last fiscal quarter of any Fiscal Year, within ninety
     (90) days thereafter), an annual budget for the following four quarter period demonstrating the variation between actual results for the previous fiscal quarter versus the budget most recently submitted, in each case accompanied by a certificate from a Responsible Officer to the effect that, to the best of such Responsible Officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Credit Parties and their Subsidiaries for such period.

          (d) Business Plans. As soon as practicable and in any event within five (5) Business Days after its approval by the board of directors of the Parent, each Business Plan of the Credit Parties and their Subsidiaries in a format reasonably acceptable to the Required Lenders.

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     SECTION 6.2 OFFICER'S COMPLIANCE CERTIFICATE.

     At each time financial statements are delivered pursuant to Sections 6.l(a) and 6.1(b) and at such other times as the Administrative Agent shall reasonably request, a certificate of a Responsible Officer or the treasurer of the Company, demonstrating compliance with the financial covenants set forth in Article VIII, which certificate shall be in the form of Schedule 6.2 attached hereto (an "Officer's Compliance Certificate").

     SECTION 6.3 ACCOUNTANTS' CERTIFICATE.

     At each time financial statements are delivered pursuant to Section 6.1(c), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

          (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default under Article X hereof or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

          (b) including the calculations prepared by such accountants required to establish whether or not the Company and its Subsidiaries are in compliance with the financial covenants set forth in Article X hereof as at the end of each respective period.

     SECTION 6.4 OTHER REPORTS.

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Credit Party or its board of directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

          (b) Within ten (10) Business Days after the receipt by any Credit Party or any of its Subsidiaries of notice that any Communications License held by any of the Credit Parties or otherwise necessary for the operation of the Network has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by the Credit Parties or any of their Subsidiaries to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of the Credit Parties and their Subsidiaries);

          (c) Promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by any Credit Party or any of its Subsidiaries with the Securities and Exchange Commission (the "SEC") and required by the SEC to be delivered to the shareholders of any Credit Party or any of its Subsidiaries, (ii) each report made by any Credit Party or any of its Subsidiaries to the SEC on Form 8-K and (iii) each final registration statement of any Credit Party or any of its Subsidiaries filed with the SEC; and

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          (d) Such other information regarding the operations, business affairs, financial condition and prospects of any Credit Party or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

     SECTION 6.5 NOTICE OF LITIGATION AND OTHER MATTERS.

          (a) Promptly (but in no event later than thirty (30) days after a Responsible Officer of any Credit Party obtains knowledge thereof) provide telephonic and written notice of:

               (i) the commencement of all material proceedings and material investigations by or before any Governmental Authority and all material actions and material proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses;

               (ii) any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

               (iii) any labor controversy that has resulted in a strike or other work stoppage against any Credit Party or any Subsidiary thereof;

               (iv) any attachment, judgment, lien, levy or order exceeding $1,000,000 that is assessed against or threatened against any Credit Party or any Subsidiary thereof;

               (v) (A) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (B) all notices received by any Credit Party or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (D) any Credit Party obtaining knowledge that any Credit Party or any ERISA Affiliate has filed a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

               (vi) the enactment or promulgation after the date hereof of any federal, state, provincial or local statute, regulation or ordinance or judicial or administrative decision or order having a material effect on a Credit Party or on the operation of the Network Facilities by any Credit Party or any of its Subsidiaries (including, without limitation, any statutes, decisions or orders affecting their telecommunication networks generally and not directed against the


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          Credit Parties or any of their Subsidiaries  specifically)  which have been issued or adopted and which could reasonably be expected to have a Material Adverse Effect;

               (vii) any event which makes any of the representations set forth in Section 5.1 inaccurate in any material respect; and

               (viii) all material notices delivered by a Borrower or any of its Affiliates pursuant to the Sprint Agreements to any of Sprint
          Corporation or any of its Affiliates and any material notices delivered by Sprint Corporation or any of its Affiliates to a Borrower or any of its Affiliates.

          (b) Promptly (but in no event later than five (5) days after a Responsible Officer of any Credit Party obtains knowledge thereof) provide telephonic and written notice of any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound.

          (c) At least three Business Days prior to the execution and delivery thereof, provide telephonic and written notice of any new Sprint Agreement or any material amendment, material modification, or termination of any existing Sprint Agreement; provided, however, if a Credit Party is not a party to any such amendment or modification, or if a Credit Party does not have prior knowledge of any such termination, then the Credit Parties shall provide notice of any such amendment, modification or termination promptly (but in no event later than five (5) days) after a Responsible Officer of any Credit Party obtains knowledge thereof.

     SECTION 6.6 ACCURACY OF INFORMATION.

     All written information, reports, statements and other papers and data furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VI or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on such Credit Parties' knowledge thereof.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         Until all of the Credit Party Obligations (other than inchoate indemnity Credit Party Obligations) have been paid and satisfied in full and the Credit Facilities have been terminated, unless consent has been obtained in the manner provided for in Section 12.11, each Credit Party will, and will cause each of their Subsidiaries to:

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     SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS.

     Except as  permitted  by Section  9.5,  preserve  and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under applicable law.

     SECTION 7.2 MAINTENANCE OF PROPERTY.

     In addition to the requirements of any of the Security Documents, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order (excepting ordinary wear and tear) and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property reasonably necessary for the conduct of its business.

     SECTION 7.3 INSURANCE.

     Maintain with insurance companies that have an A.M. Best rating of A or better, insurance against such risks and in such amounts as are set forth on
Schedule 7.3 and any additional insurance customarily maintained by similar businesses and as may be required by applicable law and the Security Documents, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request (a) a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby and (b) a report from an independent insurance broker as to the insurance then in effect.

     SECTION 7.4 ACCOUNTING METHODS AND FINANCIAL RECORDS.

     Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 7.5 PAYMENT AND PERFORMANCE OF CREDIT PARTY OBLIGATIONS.

     Pay and perform all Credit Party Obligations under this Agreement and the other Credit Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that such Credit Party or such Subsidiary may contest any item described in clauses (a) or (b) of this
Section 7.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

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     SECTION 7.6 COMPLIANCE WITH LAWS AND APPROVALS.

     Observe and remain in material compliance with all applicable laws applicable to the conduct of its business and maintain in full force and effect all Governmental Approvals reasonably necessary for the operation of the Network.

     SECTION 7.7 ENVIRONMENTAL LAWS.

     In addition to and without limiting the generality of Section 7.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and
(c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such Credit Party or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 7.8 COMPLIANCE WITH ERISA.

     In addition to and without limiting the generality of Section 7.6, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code being imposed upon a Credit Party, (c) operate each Employee Benefit Plan in such a manner that the Credit Parties will not incur any tax liability under
Section 4980B of the Code that would have a Material Adverse Effect, and (d) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     SECTION 7.9 COMPLIANCE WITH AGREEMENTS.

     Comply in all material respects with each term, condition and provision of all material leases, agreements or other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that such Credit Party or such Subsidiary may contest any such material lease, agreement or other instrument, or any term, condition or provision of any Material Contract, in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

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     SECTION 7.10 CONDUCT OF BUSINESS.

     Engage  only  in  the   construction  and  operation  of  digital  wireless
telecommunications networks, the provision of telecommunications and data services and in lines of business directly related thereto.

     SECTION 7.11 VISITS AND INSPECTIONS.

     Permit the Administrative Agent or any Lender (or any consultant retained thereby) upon reasonable notice and during normal business hours, from time to time and at the Credit Parties' expense, to visit and inspect its properties; conduct periodic field audits and otherwise inspect, audit and make extracts from its books, records and files (provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the Credit Parties shall not be required to pay for more than one audit per fiscal year), including, but not limited to, management letters prepared by independent accountants, but excluding confidential attorney-client work product; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 7.12 ADDITIONAL SUBSIDIARIES AND COLLATERAL.

          (a) At such time as any Subsidiary of any Credit Party is created or acquired after the Closing Date, cause to be executed and delivered to the Administrative Agent (i) a Joinder Agreement such that such Subsidiary shall become a Guarantor hereunder, (ii) a supplement to the Security Agreement, a Mortgage for each parcel of real property owned or leased thereby and such other applicable Security Documents in form and substance reasonably satisfactory to the Administrative Agent such that the assets of such Subsidiary shall become Collateral for the Credit Party Obligations,
     (iii) a duly executed Pledge Agreement or supplement thereto, with such changes as the Administrative Agent may reasonably request, such that all of the Capital Stock or other equity interests of such Subsidiary is pledged to the Administrative Agent for the ratable benefit of itself and the Lenders and (iv) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance reasonably satisfactory thereto with respect to such supplements and agreements and such other documents and closing certificates as consistent with Article IV as may be reasonably requested by the Administrative Agent.

          (b) Upon the consummation by any Credit Party or any Subsidiary of any lease with respect to (i) real property (including, without limitation, retail store sites) at which any material assets or equipment are to be located, cause to be executed and/or delivered to the Administrative Agent
     (A) with respect to each such property that is owned, (x) a Mortgage with respect to such property and (y) a favorable opinion of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative Agent, (B) with respect to each such property that is leased, (x) a copy of the lease and all related documents and (y) a landlord consent and estoppel letter with respect to such property, (C) a legal description of the premises, (D) UCC-1 Financing Statements in form and substance satisfactory to the


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     Administrative Agent with respect to such premises and any other filings or recordings necessary to perfect the security interests of the Lenders in all Collateral located at such premises, and (E) each additional document, instrument or other item of information reasonably requested by the Administrative Agent; (ii) SBA cell sites, cause to be executed and
     delivered  (A)  all  amendments   deemed  necessary  or  advisable  by  the
     Administrative  Agent  to all  applicable  SBA  Agreements,  and (B)  UCC-1
     Financing   Statements   in  form  and   substance   satisfactory   to  the
     Administrative Agent with respect to such premises and each additional document, instrument or other item of information reasonably requested by the Administrative Agent; and (iii) Non-SBA collocation sites, cause to be executed and/or delivered to the Administrative Agent (A) a Collateral Assignment of Contract Rights and, if requested by the Administrative Agent, a Consent in connection therewith, (B) a legal description of the premises, (C) a copy of the lease and all related documents, (D) UCC-1
     Financing   Statements   in  form  and   substance   satisfactory   to  the
     Administrative Agent with respect to such premises and any other filings or recordings necessary to perfect the security interests of the Lenders in all Collateral located at such premises, and (E) each additional document, instrument or other item of information reasonably requested by the Administrative Agent.

          (c) Promptly deliver from time to time such additional Security Documents to the Administrative Agent upon the reasonable request of the Required Lenders with respect to any assets of any such Person not subject to an existing Lien in favor of the Administrative Agent for the ratable benefit of itself and the Lenders.

     SECTION 7.13 HEDGING AGREEMENTS.

     Within sixty (60) days after the Closing Date, the Borrowers shall have entered into Hedging Agreements with a minimum notional amount equal to fifty percent (50%) of the outstanding principal balance of the Borrowers' borrowed money Indebtedness for a period of not less than three (3) years at an interest rate and upon other terms and conditions reasonably satisfactory to the Administrative Agent.

     SECTION 7.14 USE OF PROCEEDS.

     Use the proceeds of the Loans (a) to finance the direct cost of the construction and operation of a regional digital wireless telecommunications network on the Sprint PCS System, (b) to finance transaction costs and expenses related to the Initial Equity Offering (as defined herein), the High Yield Offering (as defined herein) and the closing of this Credit Agreement, (c) to repay certain existing Indebtedness (including, without limitation, Indebtedness under the Existing Credit Agreement), (d) to make payments under the Supply Agreement and (e) to finance working capital and other general corporate purposes.

     SECTION 7.15 LANDLORD WAIVERS.

     Use its commercially reasonable best efforts to deliver to the Administrative Agent, within 30 days after the Closing Date, any landlord waiver reasonably requested by the Administrative Agent and not previously delivered pursuant to Section 4.2(c)(v).

     SECTION 7.16 FURTHER ASSURANCES.

     Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Credit Documents.


                                  ARTICLE VIII

                               FINANCIAL COVENANTS

     SECTION 8.1 STAGE 1 COVENANTS.

     Until all of the Credit Party Obligations (other than inchoate indemnity Credit Party Obligations) have been paid and satisfied in full and the Credit Facilities have been terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, during the Stage 1 Covenant Period the Credit Parties will not:

          (a) Total Debt to Total Capitalization Ratio: As of any date of determination, permit the ratio of (i) Total Debt of the Parent and its Subsidiaries on such date to (ii) Total Capitalization of the Parent and its Subsidiaries on such date to be greater than .75 to 1.0.

          (b) Senior Debt to Total Capitalization Ratio. As of any date of determination, permit the ratio of (i) Senior Debt of the Parent and its Subsidiaries (excluding for purposes hereof, the Permitted Parent Debt) on such date to (ii) Total Capitalization of the Parent and its Subsidiaries on such date to be greater than .45 to 1.0.

          (c) Minimum Covered POPS. As of the last day of each fiscal quarter occurring during the Stage 1 Covenant Period, permit the Covered Population to be less than the amount set forth opposite the period below in which such fiscal quarter end occurs:

             Fiscal Quarter Ended                     Amount
   ----------------------------------------- -------------------------
              September 30, 2000                    1,900,000
   ----------------------------------------- -------------------------
              December 31, 2000                     3,950,000
   ----------------------------------------- -------------------------
            March 31, 2001 through                  3,990,000
                June 30, 2001
   ----------------------------------------- -------------------------
          September 30, 2001 through                5,590,000
              December 31, 2001
   ----------------------------------------- -------------------------
            March 31, 2002 through                  5,640,000
              December 31, 2002
   ----------------------------------------- -------------------------

             Fiscal Quarter Ended                     Amount
   ----------------------------------------- -------------------------
            March 31, 2003 through                  5,690,000
              December 31, 2003
   ----------------------------------------- -------------------------
                March 31, 2004                      5,710,000
   ----------------------------------------- -------------------------

          (d) EBITDA. As of the last day of each fiscal quarter occurring during the Stage 1 Covenant Period, (i) permit the Consolidated EBITDA gains for the Borrowers on a combined basis for such fiscal quarter to be less than the amount set forth below opposite such date or (ii) permit the Consolidated EBITDA losses for the Borrowers on a combined basis for such fiscal quarter to exceed the amount set forth below opposite such date, as applicable:

         Fiscal Quarter Ended                        Amount
----------------------------------------- -----------------------------
           September 30, 2000                    ($13,000,000)
----------------------------------------- -----------------------------
           December 31, 2000                     ($20,000,000)
----------------------------------------- -----------------------------
             March 31, 2001                      ($13,250,000)
----------------------------------------- -----------------------------
             June 30, 2001                       ($12,000,000)
----------------------------------------- -----------------------------
           September 30, 2001                    ($18,000,000)
----------------------------------------- -----------------------------
           December 31, 2001                     ($23,000,000)
----------------------------------------- -----------------------------
             March 31, 2002                      ($6,000,000)
----------------------------------------- -----------------------------
             June 30, 2002                       ($5,000,000)
----------------------------------------- -----------------------------
           September 30, 2002                    ($9,500,000)
----------------------------------------- -----------------------------
           December 31, 2002                     ($17,500,000)
----------------------------------------- -----------------------------
             March 31, 2003                       $3,000,000
----------------------------------------- -----------------------------
             June 30, 2003                        $5,000,000
----------------------------------------- -----------------------------
           September 30, 2003                     $1,500,000
----------------------------------------- -----------------------------
           December 31, 2003                     ($6,000,000)
----------------------------------------- -----------------------------
             March 31, 2004                       $12,100,000
----------------------------------------- -----------------------------

          (e) Minimum Total Revenues. As of the last day of each fiscal quarter occurring during the Stage 1 Covenant Period, permit Total Revenues to be equal or less than the amount set forth below opposite such date:


     Fiscal Quarter Ended                         Amount
------------------------------------ ---------------------------------
      September 30, 2000                        $4,311,000
------------------------------------ ---------------------------------
      December 31, 2000                         $6,416,000
------------------------------------ ---------------------------------
        March 31, 2001                          $8,500,000
------------------------------------ ---------------------------------
        June 30, 2001                           $10,500,000
------------------------------------ ---------------------------------
      September 30, 2001                        $13,500,000
------------------------------------ ---------------------------------
      December 31, 2001                         $18,000,000
------------------------------------ ---------------------------------
        March 31, 2002                          $22,400,000
------------------------------------ ---------------------------------
        June 30, 2002                           $24,500,000
------------------------------------ ---------------------------------
      September 30, 2002                        $30,000,000
------------------------------------ ---------------------------------

     Fiscal Quarter Ended                         Amount
------------------------------------ ---------------------------------
      December 31, 2002                         $34,000,000
------------------------------------ ---------------------------------
        March 31, 2003                          $40,500,000
------------------------------------ ---------------------------------
        June 30, 2003                           $43,000,000
------------------------------------ ---------------------------------
      September 30, 2003                        $47,000,000
------------------------------------ ---------------------------------
      December 31, 2003                         $52,000,000
------------------------------------ ---------------------------------
        March 31, 2004                          $53,500,000
------------------------------------ ---------------------------------

          (f) Minimum PCS Subscribers. As of the last day of each fiscal quarter occurring during the Stage 1 Covenant Period, permit the number of PCS Subscribers to be less than the number of PCS Subscribers set forth below opposite such date:


        Fiscal Quarter Ended                              Amount
 -------------------------------------- ---------------------------------
         September 30, 2000                         30,800
 -------------------------------------- ---------------------------------
         December 31, 2000                          43,000
 -------------------------------------- ---------------------------------
           March 31, 2001                           58,000
 -------------------------------------- ---------------------------------
           June 30, 2001                            71,000
 -------------------------------------- ---------------------------------
         September 30, 2001                         92,000
 -------------------------------------- ---------------------------------
         December 31, 2001                          133,000
 -------------------------------------- ---------------------------------
           March 31, 2002                           147,000
 -------------------------------------- ---------------------------------
           June 30, 2002                            163,000
 -------------------------------------- ---------------------------------
         September 30, 2002                         207,000
 -------------------------------------- ---------------------------------
         December 31, 2002                          263,000
 -------------------------------------- ---------------------------------
           March 31, 2003                           281,000
 -------------------------------------- ---------------------------------
           June 30, 2003                            297,000
 -------------------------------------- ---------------------------------
         September 30, 2003                         333,000
 -------------------------------------- ---------------------------------
         December 31, 2003                          398,000
 -------------------------------------- ---------------------------------
           March 31, 2004                           432,600
 -------------------------------------- ---------------------------------

     (g) Maximum Capital Expenditures: Permit Capital Expenditures made during each fiscal year occurring during the Stage 1 Covenant Period to exceed the corresponding amount set forth below:

 -------------------------------------- ---------------------------------
            Fiscal Year                             Amount
 -------------------------------------- ---------------------------------
                2000                             $128,900,000
 -------------------------------------- ---------------------------------
                2001                              $94,300,000
 -------------------------------------- ---------------------------------
                2002                              $23,800,000
 -------------------------------------- ---------------------------------
                2003                              $23,800,000
 -------------------------------------- ---------------------------------

; provided, however, if any portion of the annual Capital Expenditure limitation is not used during any fiscal year referred to above, such unused amount may be carried forward (the "Carry-Forward Amount") and used in the next fiscal year only; provided, further, that with respect to any fiscal year, Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the applicable limitation for such year and then with respect to any Carry-Forward Amount to the extent applicable.

     SECTION 8.2 STAGE 2 COVENANTS.

     Until all of the Credit Party Obligations (other than inchoate indemnity Credit Party Obligations) have been paid and satisfied in full and the Credit Facilities have been terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, during the Stage 2 Covenant Period the Credit Parties will not:

          (a) Leverage Ratio: As of any fiscal quarter end during the applicable period set forth below, permit the ratio of (i) Total Debt of the Credit Parties and their Subsidiaries to (ii) the product of Consolidated EBITDA of the Credit Parties and their Subsidiaries for the six-month period ending on such fiscal quarter end multiplied by two (2) (the "Leverage Ratio") to exceed the corresponding ratio set forth below:

----------------------------------------- ------------------------------------
              Period                                     Ratio
----------------------------------------- ------------------------------------
      June 30, 2004 through                           8.00 to 1.0
        December 31, 2004
----------------------------------------- ------------------------------------
          March 31, 2005                              6.00 to 1.0
----------------------------------------- ------------------------------------
      June 30, 2005 through                           5.00 to 1.0
        December 31, 2005
----------------------------------------- ------------------------------------
          March 31, 2006                              4.00 to 1.0
----------------------------------------- ------------------------------------
   June 30, 2006 and thereafter                       3.50 to 1.0
----------------------------------------- ------------------------------------

          (b) Senior Leverage Ratio: As of any fiscal quarter end during the applicable period set forth below, permit the ratio of (i) Senior Debt to
     (ii) the product of Consolidated EBITDA of the Borrowers and their Subsidiaries for the six-month period ending on such fiscal quarter end multiplied by two (2) to exceed the corresponding ratio set forth below:

----------------------------------------------- ----------------------------
                    Period                                 Ratio
----------------------------------------------- ----------------------------
            June 30, 2004 through                       3.00 to 1.0
              December 31, 2004
----------------------------------------------- ----------------------------
            March 31, 2005 through                      2.50 to 1.0
              December 31, 2005
----------------------------------------------- ----------------------------
        March 31, 2006 and thereafter                   2.00 to 1.0
----------------------------------------------- ----------------------------

          (c) Interest Coverage Ratio: As of any fiscal quarter end during the applicable period set forth below, permit the ratio of (i) Consolidated EBITDA of the Credit Parties and their Subsidiaries for the six-month period ending on such fiscal quarter end to (ii) Consolidated Interest Expense of the Credit Parties and their Subsidiaries for the six-month period ending on such fiscal quarter end, to be less than the corresponding ratio set forth below:

------------------------------------------ ------------------------------------
               Period                                     Ratio
------------------------------------------ ------------------------------------
       June 30, 2004 through                           1.00 to 1.0
         December 31, 2004
------------------------------------------ ------------------------------------
           March 31, 2005                              1.25 to 1.0
------------------------------------------ ------------------------------------
       June 30, 2005 through                           1.50 to 1.0
         December 31, 2005
------------------------------------------ ------------------------------------
           March 31, 2006                              1.75 to 1.0
------------------------------------------ ------------------------------------
       June 30, 2006 through                           2.00 to 1.0
         September 30, 2006
------------------------------------------ ------------------------------------
         December 31, 2006                             2.25 to 1.0
------------------------------------------ ------------------------------------
       March 31, 2007 through                          2.50 to 1.0
         September 30, 2007
------------------------------------------ ------------------------------------
         December 31, 2007                             2.75 to 1.0
------------------------------------------ ------------------------------------
   March 31, 2008 and thereafter                       3.00 to 1.0
------------------------------------------ ------------------------------------

          (d) Fixed Charge Coverage Ratio: As of any fiscal quarter end during the applicable period set forth below, permit the ratio of (i) Consolidated EBITDA of the Credit Parties and their Subsidiaries for the six-month period ending on such fiscal quarter end times two (2) to (ii) Consolidated

     Fixed Charges of the Credit Parties and their Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end, to be less than the corresponding ratio set forth below:


------------------------------------------ ------------------------------------
               Period                                     Ratio
------------------------------------------ ------------------------------------
       June 30, 2005 through                           1.00 to 1.0
         December 31, 2005
------------------------------------------ ------------------------------------
   March 31, 2006 and thereafter                       1.15 to 1.0
------------------------------------------ ------------------------------------

          (e) Maximum Capital Expenditures: Permit Capital Expenditures made during any fiscal year occurring during the Stage 2 Covenant Period to exceed $19,578,000 in the aggregate; provided, however, if any portion of the annual Capital Expenditure limitation is not used during any fiscal year referred to above, the Carry-Forward Amount may be used in the next fiscal year only; provided, further, that with respect to any fiscal year, Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the applicable limitation for such year and then with respect to any Carry-Forward Amount to the extent applicable.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

     Until all of the Credit Party Obligations (other than inchoate indemnity Credit Party Obligations) have been paid and satisfied in full and the Credit Facilities have been terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Credit Parties shall not and shall not permit any of their Subsidiaries to:

     SECTION 9.1 LIMITATIONS ON INDEBTEDNESS.

     Create, incur, assume or suffer to exist any Indebtedness except:

          (a) the Credit Party Obligations;

          (b) Indebtedness of the Borrowers incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent;

          (c) Indebtedness of the Parent arising under the Permitted Parent Debt Documents in an original issue principal amount not to exceed $150,000,000 (such Indebtedness, the "Permitted Parent Debt");

          (d) Indebtedness existing on the Closing Date and not otherwise permitted under or referred to in this Section 9.1, as set forth on
     Schedule 5.1(t), and the renewal and refinancing (but not the increase of the aggregate principal amount) thereof;

          (e) Indebtedness of the Borrowers and their Subsidiaries not to exceed $10,000,000 on any date of determination which may be used for (i) Capital Leases, (ii) purchase money Indebtedness, (iii) short-term debt in the ordinary course of business, or (iv) any other use consented to in writing by the Required Lenders (such consent not to be unreasonably withheld, delayed or denied); and

          (f)  Indebtedness  consisting  of Guaranty  Obligations  permitted  by
     Section 9.2.

provided, that none of the Indebtedness permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrowers to make any payment to any Borrower or any Subsidiary of any Borrower (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Credit Party Obligations.

     SECTION 9.2 LIMITATIONS ON GUARANTY OBLIGATIONS.

     Create, incur, assume or suffer to exist any Guaranty Obligations except:

          (a) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

          (b) Guaranty Obligations in respect of the Permitted Parent Debt; and

          (c) Other Guaranty Obligations in an aggregate amount not to exceed $2,000,000 at any time outstanding.

     SECTION 9.3 LIMITATIONS ON LIENS.

     Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of Capital Stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except the following permitted Liens ("Permitted Liens"):

          (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) with respect to obligations not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

          (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

          (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations (not to exceed $50,000) under customer service contracts;

          (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

          (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

          (f) Liens evidencing the interest of lessors under Capital Leases permitted by Section 9.1(e) and Liens securing any purchase money Indebtedness permitted under Section 9.1(e); provided that with respect to any such purchase money Liens, (i) such Liens shall be created substantially simultaneously with the acquisition of the related asset,
     (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness together with accessions thereto, replacements and substitutions therefor and proceeds thereof, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired; and

          (g) Liens existing on the Closing Date and set forth on Schedule 9.3(g) attached hereto.

     SECTION 9.4 LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS.

     Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person (collectively, "Investments") except:

          (a) Investments not otherwise permitted by this Section 9.4 in Subsidiaries existing on the Closing Date and the other existing loans, advances and Investments not otherwise permitted by this Section 9.4 described on Schedule 9.4;

          (b) Investments by any Credit Party in another Credit Party other than the Parent;

          (c) Investments by any Credit Party in cash and Cash Equivalents;

          (d) Investments by any Credit Party in the form of acquisitions of all or substantially all of the business or a line of business (whether through a merger, the acquisition of Capital Stock, assets or any combination thereof) of any other Person so long as (i) the aggregate amount of all such acquisitions does not exceed $20,000,000 in any fiscal year and $50,000,000 in the aggregate for all such acquisitions without the consent of the Required Lenders; provided, however, if such acquisition is made exclusively with Capital Stock of the Parent, such acquisition shall be excluded in determining compliance with this clause (i), (ii) the Administrative Agent (for the benefit of the Lenders) receives a first-priority perfected security interest in or Lien on all Capital Stock and assets acquired in any such acquisition, (iii) on a pro forma basis, the Credit Parties shall have demonstrated compliance with the provisions of Article VIII hereof in a manner reasonably acceptable to the Administrative Agent and (iv) both before and after giving effect to such acquisition, no Default or Event of Default shall exist;

          (e) loans and advances to officers, directors and employees of the Credit Parties in an aggregate amount not to exceed $500,000 at any time outstanding; and

          (f) any Investment not otherwise permitted hereunder in an aggregate amount not to exceed $5,000,000.

     SECTION 9.5 LIMITATIONS ON MERGERS AND LIQUIDATION.

     Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

          (a) any Wholly-Owned Subsidiary of any Borrower may merge with any other Wholly-Owned Subsidiary of any Borrower or with a Borrower;

          (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire (or such Person may merge into a Borrower or a Wholly-Owned Subsidiary of a Borrower) in connection with an acquisition or merger permitted by Section 9.4(c) so long as (i) both before and after giving effect to such merger, no Default or Event of Default shall exist and (ii) if such merger involves a Borrower, such Borrower shall be the surviving entity; and

          (c) any Wholly-Owned Subsidiary of any Borrower may liquidate or wind-up into such Borrower or any other Wholly-Owned Subsidiary of such Borrower.

     SECTION 9.6 LIMITATIONS ON SALE OF ASSETS.

     Convey, sell, lease, assign, transfer or otherwise dispose of any of (a "Transfer") its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

          (a) the sale or lease by any Credit Party in the ordinary course of business of any portion of the Network not then in use by such Credit Party and, in the case of a sale, not contemplated to be used thereby; provided that the Net Cash Proceeds thereof are applied to prepay the Loans in accordance with Section 3.3;

          (b) the sale by any Credit Party of (i) assets no longer used or usable in the business of the Credit Parties or any of their Subsidiaries, so long as the aggregate amount of such Net Cash Proceeds from such sales pursuant to this subsection (b)(i) in any one fiscal year does not exceed $2,000,000, (ii) inventory in the ordinary course of such Person's business and (iii) Lucent equipment to Sprint Corporation so long as such sale is
     (A) a one-time sale occurring prior to December 31, 2000 and (B) does not exceed $4,000,000 in the aggregate;

          (c) the transfer of assets to any Borrower or any Wholly-Owned Subsidiary of any Borrower pursuant to Section 9.5(c);

          (d) any asset sale not referenced above under this Section 9.6 in an aggregate amount for all such sales not to exceed $2,000,000 during any fiscal year, as long as such sale is in the ordinary course of business and the Net Cash Proceeds thereof are, if applicable, applied to prepay the Loans in accordance with Sections 3.3;

provided, that in each case (except for subsection (c) above) at least 75% of the consideration received therefor by any Credit Party or any Subsidiary of such Credit Party is in the form of cash or Cash Equivalents.

     SECTION 9.7 LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS.

     Declare or pay any dividends upon any of its Capital Stock or other equity interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Capital Stock or other equity interests; return capital of the Borrowers to the Parent; or make any distribution of cash, property or assets among the holders of shares of its Capital Stock or make other payments or distributions to any Affiliate of any Credit Party or any of its Subsidiaries, in each case with respect to its Capital Stock or in its capacity as holder of Capital Stock; provided that (a) each Credit Party may make dividends payable solely in the same class of Capital Stock of such Person,
(b) each Credit Party may make dividends or other distributions payable to the Borrowers and (c) if no Default or Event of Default has occurred and is continuing nor would occur as a result thereof (i) the Borrowers may make payments to the Parent to pay (A) corporate overhead or administrative costs in an aggregate amount not to exceed $150,000 during any fiscal year and (B) amounts necessary to pay liquidated damages payable by the Parent as a result of a Registration Default (as defined in the Warrant Registration Rights Agreement dated as of the Closing Date among the Parent and the initial purchasers named therein and the Note Registration Rights Agreement dated as of the Closing Date among the Parent, the subsidiary guarantors named therein and the initial purchasers named therein) such amounts not to exceed $1,000,000 in the aggregate, (ii) a Credit Party may repurchase shares of its Capital Stock pursuant to the exercise of rights of first refusal granted in connection with a proposed sale of such Capital Stock by an option-holder who has exercised stock options pursuant to an option plan approved by the board of directors of such Credit Party in an aggregate amount not to exceed $3,000,000 during any fiscal year, (iii) a Credit Party may make payments as required pursuant to the contracts set forth on Schedule 9.9 as in effect on the Closing Date and in the amounts stated on such Schedule, (iv) the Borrowers may make distributions to the Parent to make regularly scheduled payments of interest on Permitted Parent Debt, (v) the Company may dividend or distribute shares of Horizon Telcom, Inc.


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that it owns to the Parent and the Parent may dividend or distribute such shares of Horizon Telcom, Inc. to its shareholders and (vi) at any time prior to April 30, 2001, the Parent may redeem its Series A-1 Convertible Preferred Capital Stock in an aggregate amount not to exceed $86,000,000 pursuant to Article 4, Subpart C, Subsection F(2)(i) of the Parent's Amended and Restated Articles of Incorporation with proceeds of an initial public offering of the Parent's Capital Stock in an aggregate amount yielding proceeds of not less than $86,000,000 in the aggregate.

     SECTION 9.8 LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK.

     After the Closing Date, issue, sell or otherwise dispose of any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Indebtedness or (b) except as permitted by Section 9.7(c)(ii) and (vii), required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due unless any such redemptive right is subordinate to the repayment in full of the Credit Party Obligations and is not subject to any redemption or repurchase prior to the repayment in full of the Credit Party Obligations.

     SECTION 9.9 TRANSACTIONS WITH AFFILIATES.

     Except as otherwise permitted pursuant to the terms of this Agreement, directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates (other than a Credit Party), or to or from any member of the family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates (other than a Credit Party), (b) except for the contractual obligations set forth in Schedule 9.9, enter into, or be a party to, any other transaction with any of its Affiliates (other than a Credit Party), except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Administrative Agent prior to the consummation thereof and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 9.10 CERTAIN ACCOUNTING CHANGES.

     Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required or permitted by GAAP.

     SECTION 9.11 AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT.

     Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Permitted Parent Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or voluntarily redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Permitted Parent Debt, in each case in any material respect which is adverse to the interests of the Lenders (as determined by the Administrative Agent); provided, however, (a) the Parent may redeem up to 35% in the aggregate of the outstanding principal amount of the Permitted Parent Debt and pay any


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penalties,  premiums or accrued  interest with respect thereto with the Net Cash
Proceeds from any Equity Issuance and (b) the Parent may exchange notes that evidence the Permitted Parent Debt for new notes in accordance with the terms of the Permitted Parent Debt Documents.

     SECTION 9.12 CHARTER DOCUMENTS; MATERIAL CONTRACTS.

     Amend or modify (a) the articles or certificate of incorporation or the by-laws of any Credit Party or (b) any Material Contract, in each case in any material respect which is adverse to the interests of the Lenders (as determined by the Administrative Agent).

     SECTION 9.13 RESTRICTIVE AGREEMENTS.

     Enter into any Indebtedness (other than the Permitted Parent Debt) which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof; or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Indebtedness.

     SECTION 9.14 STAY, EXTENSION AND USURY LAWS.

     Insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Credit Agreement or the other Credit Documents; and each of the Credit Parties (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.


                                    ARTICLE X

                              DEFAULT AND REMEDIES

     SECTION 10.1 EVENTS OF DEFAULT.

     Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

          (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrowers shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

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

          (b) Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

          (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Credit Party under this Agreement, any Credit Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

          (d) Default in Performance of Certain Covenants. Any Credit Party, as applicable, shall default in the performance or observance of any covenant or agreement contained in Sections 6.1, 6.2 or 6.5(e), Section 7.3 or Articles VIII or IX of this Agreement.

          (e) Default in Performance of Other Covenants and Conditions. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.1) or any other Credit Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Company by the Administrative Agent.

          (f) Hedging Agreement. Any termination payment shall be due by a Borrower under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.

          (g) Indebtedness Cross-Default. Any Credit Party shall (i) default in the payment of any Indebtedness (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $250,000 beyond the period of grace or cure if any, provided in the instrument or agreement under which such Indebtedness was created, or
     (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $250,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace or cure period having expired).

          (h) Other Cross-Defaults.

               (i) Any Credit Party shall default in the payment when due, or in the performance or observance, of any material obligation or material condition of any Material Contract unless, but only as long as, the


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          existence of any such default is being  contested by such Credit Party in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Credit Party to the extent required by GAAP.

               (ii) Any Event of Default (as such term is defined in the Permitted Parent Debt Documents) shall occur and be continuing; the Guarantee Obligations (as such term is defined in the Permitted Parent Debt Documents) shall cease, for any reason, to be validly subordinated to the Credit Party Obligations as provided in the Permitted Parent Debt Documents, or any Credit Party or any of its
          Subsidiaries shall so assert; this Credit Agreement and the Indebtedness evidenced hereby shall cease, for any reason, to be considered the Senior Financing and Senior Debt (as such terms are defined in the Permitted Parent Debt Documents), respectively, for purposes of the Permitted Parent Debt Documents; or the Parent shall fail to contribute the Net Cash Proceeds from the Initial Equity Offering and the Permitted Parent Debt to the Borrower pursuant to the terms of Section 4.3(b).

          (i) Change in Control. (i) Existing Shareholders shall cease to own or control shares of common stock or other voting securities which constitute more than 51% of the voting rights of the Parent or (ii) any person or group of persons (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended) other than Existing Shareholders shall obtain ownership or control in one or more series of transactions of more than thirty-five (35%) of the voting rights of the Parent or control of the board of directors of the Parent or (iii) any Borrower shall no longer be a Wholly-Owned Subsidiary of the Parent or any such Person shall be party to any agreement which contemplates that it shall not be such a Wholly-Owned Subsidiary or (iv) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's board of directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office or (v) there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $1,000,000 any "change in control" (as defined in such indenture or other evidence of Indebtedness) obligating any Credit Party to repurchase, redeem or repay all or any part of the Indebtedness or Capital Stock provided for therein (any such event, a "Change in Control").

          (j)  Voluntary  Bankruptcy   Proceeding.   Any  Credit  Party  or  any
     Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of; or


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

     the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,
     (v) admit in writing  its  inability  to pay its debts as they  become due,
     (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

          (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

          (l) Failure of Agreements. Any material provision of this Agreement or of any other Credit Document shall for any reason cease to be valid and binding on any Credit Party or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Credit Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, a material portion of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

          (m) Termination  Event. The occurrence of any of the following events:
     (i) an accumulated funding deficiency exists, whether or not waived, with respect to any Pension Plan which is reasonably likely to result in a Material Adverse Effect, (ii) a Termination Event which is reasonably likely to result in a Material Adverse Effect or (iii) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount which is reasonably likely to result in a Material Adverse Effect.

          (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $250,000 shall be entered against any Credit Party or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of sixty (60) days.

          (o) Loss of License. Any Communications License of any Credit Party or any Subsidiary thereof or of Sprint Corporation or any of its Affiliates, which Communications License is used in the Network, shall expire, terminate, be canceled or otherwise lost or any application therefor be rejected, which event could reasonably be expected to have a Material Adverse Effect.

          (p) Sprint Agreements. (i) The termination of any Sprint Agreement, or the occurrence of any "Event of Termination" as defined in any Sprint


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     Agreement,  (ii) the  occurrence  of any breach or default under the Sprint
     Consent (other than a breach or default by the Administrative Agent) which breach or default entitles the Administrative Agent to exercise a right or remedy under or in connection with the Sprint Consent or (iii) the occurrence of any termination, invalidity or unenforceability with respect to any Sprint Agreement or the Sprint Consent or with respect to any material term or provision contained therein or relating thereto in any manner adverse to the interests of the Credit Parties or the Lenders hereunder.

     SECTION 10.2 REMEDIES.

     Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company:

          (a) Acceleration; Termination of Credit Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Credit Documents (other than any Hedging Agreement) (including, without limitation, all LOC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Credit Party Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Credit Documents to the contrary notwithstanding, and terminate the Credit Facilities and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(j) or (k), the Credit Facilities shall be automatically terminated and all Credit Party Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

          (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Credit Party Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Credit Party Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

          (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Credit Documents and applicable law, in order to satisfy all of the Credit Party Obligations.

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     SECTION 10.3 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.

     The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Credit Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Credit Party, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Credit Documents or to constitute a waiver of any Event of Default.


                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

     SECTION 11.1 APPOINTMENT.

     Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Credit Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Credit Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XI shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

     SECTION 11.2 DELEGATION OF DUTIES.

     The Administrative Agent may execute any of its respective duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

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     SECTION 11.3 EXCULPATORY PROVISIONS.

     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or its Subsidiaries or any officer thereof contained in this Agreement or the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Credit Documents or for any failure of any Credit Party or any Subsidiary thereof to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Credit Party or any of its Subsidiaries.

     SECTION 11.4 RELIANCE BY THE ADMINISTRATIVE AGENT.

     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Credit Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 11.5 NOTICE OF DEFAULT.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     SECTION 11.6 NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS.

     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the
Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries and made its own decision to make its Loans and issue or participate in any Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Credit Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Credit Parties or any of their Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 11.7 INDEMNIFICATION.

     The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to the respective amounts of their Extensions of Credit, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the

Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Credit Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 11.8 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

     The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties and their Subsidiaries as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit
Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION  11.9   RESIGNATION   OF  THE   ADMINISTRATIVE   AGENT,   SUCCESSOR
ADMINISTRATIVE AGENT.

     Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving thirty (30) days prior notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrowers (such consent not to be unreasonably withheld and not required if a Default or Event of Default then exists), which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders and with the consent of the Borrowers (such consent not to be unreasonably withheld and not required if a Default or Event of Default then exists), appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     SECTION 11.10 NATURE OF DUTIES.

     Each of the Syndication Agent, the Documentation Agent and the Lead Arranger shall have no obligations, responsibilities or duties under this Agreement or under any other Credit Document in its capacity as such.


                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.1 NOTICES.

          (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) upon receipt if sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

          (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Company      Horizon Personal Communications, Inc.
         or Borrowers:          68 East Main Street
                                Chillicothe, Ohio  45601-0480
                                Attention:            Pete Holland
                                Telephone No.:        (740) 772-8547
                                Telecopy No.:         (740) 774-3400

         copy to:               Arnall Golden & Gregory, LLP
                                2800 One Atlantic Center
                                1201 West Peachtree Street
                                Atlanta, GA 30309-3450
                                Attention:        Donald Hackney, Esq.
                                Telephone No.:  (404) 873-8500
                                Telecopy No.:  (404) 873-8501

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

         If to First Union as   First Union National Bank
         Administrative Agent:  301 South College Street, 5th Floor
                                Charlotte, North Carolina 28288
                                Attention:  Syndication Agency Services
                                Telephone No.: (704) 383-4131
                                Telecopy No.: (704) 383-0835

         If to any Lender:      To the Address set forth on Schedule 12.1 hereto

          (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

     SECTION 12.2 EXPENSES; INDEMNITY.

     The Borrowers on a joint and several basis will (a) pay all reasonable out-of-pocket expenses of the Administrative Agent and the Lead Arranger in connection with (i) the preparation, execution and delivery of this Agreement and each other Credit Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and the Lead Arranger actually incurred and (ii) the preparation, execution and delivery of any waiver, amendment or consent relating to this Agreement or any other Credit Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent and the Lead Arranger actually incurred, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of the Credit Facilities, (c) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facilities, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Credit Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons actually incurred, and (d) defend, indemnify and hold harmless the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lead Arranger and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent, the Lead Arranger or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Credit Document or the Loans, including without limitation reasonable attorney's and consultant's fees actually incurred, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 12.3 SET-OFF.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 12.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Credit Party Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Credit Documents or (b) the Administrative Agent shall have declared any or all of the Credit Party Obligations to be due and payable as permitted by Section
10.2 and although such Credit Party Obligations shall be contingent or unmatured.

     SECTION 12.4 GOVERNING LAW.

     This Agreement, the Notes and the other Credit Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 12.5 CONSENT TO JURISDICTION.

     Each Credit Party hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Credit Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each Credit Party hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Credit Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12.1. Nothing in this Section 12.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by applicable law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Credit Party or its properties in the courts of any other jurisdictions.

     SECTION 12.6 BINDING ARBITRATION; WAIVER OF JURY TRIAL.

          (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Credit Documents ("Disputes"), between or among parties to the Notes or any other Credit Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Credit Documents.
     Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Credit Document.

          (b) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, AND EACH CREDIT PARTY HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

          (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Credit Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Credit Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

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

     SECTION 12.7 REVERSAL OF PAYMENTS.

     To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Credit Party Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 12.8 INJUNCTIVE RELIEF; PUNITIVE DAMAGES.

          (a) Each Credit Party recognizes that, in the event any such Person fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each Credit Party agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          (b) The Administrative Agent, Lenders and each Credit Party (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Credit Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

          (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     SECTION 12.9 ACCOUNTING MATTERS.

     All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by each Credit Party or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Company, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Company's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Company and other Credit Parties and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION 12.10 SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

          (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Credit Parties shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Assignment by Lenders. Each Lender may, with the consent of the Company (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

               (i) no consent of the Administrative Agent or the Company shall be required of any such assignment to an Affiliate of the assigning Lender, so long as the assignment otherwise complies with the terms hereof;

               (ii)  each  such  assignment  shall be of a  constant,  and not a
          varying,   percentage  of  all  the  assigning   Lender's  rights  and
          obligations under this Agreement;

               (iii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

               (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Schedule
          12.10 attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

               (v) such assignment shall not, without the consent of the Company, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

               (vi) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

     Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective

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     date shall be at least five (5) Business Days after the execution  thereof,
     (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

          (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

          (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or the Lenders at any reasonable time and from time to time upon reasonable prior notice.

          (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Schedule 12.10:

               (i) accept such Assignment and Acceptance;

               (ii) record the information contained therein in the Register;

               (iii) give prompt notice thereof to the Lenders and the Company; and

               (iv) promptly deliver a copy of such Assignment and Acceptance to the Company.

         Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Company.

          (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

               (i) each such participation shall be in an amount not less than $5,000,000;

               (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

               (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

               (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

               (v) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

               (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Credit Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

               (vii) any such disposition shall not, without the consent of the Company, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

          (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Credit Parties obtained pursuant to the Credit Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 12.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Credit Parties furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Company or such Lender to preserve the confidentiality of any confidential information relating to the Credit Parties received from such Lender.

          (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

     SECTION 12.11 AMENDMENTS, WAIVERS AND CONSENTS.

     Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Credit Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Credit Parties; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit, (b) extend the originally scheduled time or times of payment of (i) the principal of any Loan or Reimbursement Obligation, (ii) the interest on any Loan or Reimbursement Obligation or (iii) any fees, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers' rights and obligations hereunder, (g) release all or any substantial portion of the Collateral or release any Security Document (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document), (h) release all or any substantial portion of the Guarantors from their guaranty Credit Party Obligations hereunder or (i) amend the provisions of this Section 12.11,
Section 7.14 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XI shall be made without the written consent of the Administrative Agent and (b) Section2.3 without the written consent of the Issuing Lender. Notwithstanding the foregoing terms of this Section 12.11, the Administrative Agent is authorized to release any Guarantor that is sold to or merged into another Person in accordance with the terms of this Agreement.

     SECTION 12.12 PERFORMANCE OF DUTIES.

     The Credit Parties' obligations under this Agreement and each of the Credit Documents shall be performed thereby at their sole cost and expense.

     SECTION 12.13 ALL POWERS COUPLED WITH INTEREST.

     All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Credit Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Credit Party Obligations remain unpaid or unsatisfied or the Credit Facilities have not been terminated.

     SECTION 12.14 SURVIVAL OF INDEMNITIES.

     Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the Credit Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 12.15 TITLES AND CAPTIONS.

     Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 12.16 SEVERABILITY OF PROVISIONS.

     Any provision of this Agreement or any other Credit Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 12.17 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 12.18 TERM OF AGREEMENT.

     This Agreement (including the Guaranty) shall remain in effect from the Closing Date through and including the date upon which all Credit Party Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. Upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Revolving Loan Commitments and Term Loan Commitments, (a) the Administrative Agent is permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders and (B) the obligations of the Guarantors under the Guaranty shall automatically be deemed terminated and the Guarantors released from such obligations without any further action by any party hereto. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     SECTION 12.19 INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS.

          (a) In the event there is a conflict or inconsistency between this Agreement and any other Credit Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on the Credit Parties or their Subsidiaries or further restricts the rights of the Credit Parties or their Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

          (b) The Credit Parties expressly acknowledge and agree that each covenant contained in Articles VI, VII, VIII or IX hereof shall be given independent effect. Accordingly, no Credit Party shall engage in any transaction or other act otherwise permitted under any covenant contained in Articles VI, VII, VIII or IX if, before or after giving effect to such transaction or act, such Credit Party shall or would be in breach of any other covenant contained in Articles VI, VII, VIII or IX.


                                  ARTICLE XIII

                                    GUARANTY

     Each of the Guarantors hereby agrees as follows:

     SECTION 13.1 THE GUARANTY.

     In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrowers to the Administrative Agent and the Lenders. If any or all of the indebtedness of the Borrowers to the Administrative Agent and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent and the Lenders, on order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the

Lenders in collecting any of such indebtedness. The word "indebtedness" is used in this Article XIII in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrowers arising under any Credit Document, including, without limitation, Hedging Agreements permitted hereunder, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether either Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     SECTION 13.2 BANKRUPTCY.

     Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrowers to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.1(j) and (k), and unconditionally promises to pay such indebtedness to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that a Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to a Borrower or a Guarantor, the estate of a Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     SECTION 13.3 NATURE OF LIABILITY.

     The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrowers whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by a Borrower or by any other party, or
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrowers, or
(c) any payment on or in reduction of any such other guaranty or undertaking, or
(d) any dissolution, termination or increase, decrease or change in personnel by a Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay a Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, any Hedging Agreement entered into in connection with this Agreement, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

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

     SECTION 13.4 INDEPENDENT OBLIGATION.

     The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or either Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or either Borrower and whether or not any other Guarantor or either Borrower is joined in any such action or actions.

     SECTION 13.5 AUTHORIZATION.

     Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce, waive and release any such security,
(c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, Borrowers or other obligors.

     SECTION 13.6 RELIANCE.

     It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrowers or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     SECTION 13.7 WAIVER.

          (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against a Borrower, any other Guarantor or any other party, (ii) proceed against or exhaust any security held from a Borrower, any other Guarantor or any other party, or
     (iii) pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrowers, any other Guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of a Borrower, any other Guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the indebtedness. Without limiting the generality of the provisions of this Article XIII, each of the Guarantors hereby specifically waives the benefits of N.C. Gen. Stat. ss. 26-7 through 26-9, inclusive. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrowers or any other party or any security.

          (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

          (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrowers or any other guarantor of the indebtedness of the Borrowers owing to the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrowers and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrowers until such time as the Loans hereunder shall have been paid and the Commitments have been terminated.

     SECTION 13.8 LIMITATION ON ENFORCEMENT.

     The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

     SECTION 13.9 CONFIRMATION OF PAYMENT.

     The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the commitments relating thereto, confirm to the Borrowers, the Guarantors or any other Person that such indebtedness and obligations have been paid and the commitments relating thereto terminated, subject to the provisions of Section 13.2.


                           [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.



                                HORIZON PERSONAL COMMUNICATIONS, INC.


                                By:_____________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


                                BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC


                                By:_____________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


GUARANTORS:                     HORIZON PCS, INC.


                                By:_____________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

LENDERS:                        FIRST UNION NATIONAL BANK,
                                as Administrative Agent and Lender


                                By:_____________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________



                                WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as Syndication Agent and Arranger and as a Lender


                                By:_____________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


                                By:_____________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________



                                FORTIS CAPITAL CORP.,
                                as Documentation Agent and Lender


                                By:_____________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________



                                COBANK, ACB


                                By:_____________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                MOTOROLA CREDIT CORPORATION


                                By:_____________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________